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Ecolab Inc.
370 Wabasha Street North
Saint Paul, MN 55102-1390
651-293-2233

March 31, 2005

Dear Fellow Stockholder:

You are cordially invited to join us for our Annual Meeting of Stockholders, to be held at 10:00 a.m. on Friday, May 6, 2005 in the Weyerhauser Auditorium at the Landmark Center, 75 West Fifth Street, Saint Paul, Minnesota 55102. The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at our Annual Meeting. We urge you to read both carefully.

We hope you plan to attend our Annual Meeting. However, if you will not be able to join us, we encourage you to exercise your right as a stockholder and vote. Please sign, date and promptly return the accompanying proxy card, or make use of either our telephone or Internet voting services. Stockholders not in attendance may listen to a broadcast of the meeting on the Internet. Webcast instructions will be available on-line at www.ecolab.com/investor.

Sincerely,

Allan L. Schuman
Chairman of the Board

    Whether or not you plan to attend the meeting, please complete the accompanying proxy and return it in the enclosed envelope. Or, you may vote by telephone or the Internet. If you attend the meeting, you may vote your shares in person even though you have previously returned your proxy by mail, telephone or the Internet.

PLEASE REFER TO THE ACCOMPANYING MATERIALS FOR VOTING INSTRUCTIONS.

TABLE OF CONTENTS

Page
NOTICE	ii
VOTING PROCEDURES	1
— Quorum
— Broker Non-Vote
— How to Vote by Proxy
— Revoking Your Proxy
— Vote Tabulation
— Discretionary Voting
— Adjournments
GOVERNANCE / STOCKHOLDER ACCESS	3
— Corporate Governance
— Communications with Directors
— Future Stockholder Proposals and Director Nomination Process
SECURITY OWNERSHIP	6
— Certain Beneficial Owners
— Executive Officers and Directors
BOARD OF DIRECTORS	7
— Board Structure
— Board Committees
— Director Compensation
DIRECTOR INDEPENDENCE	11
— "Independence" Determination
— Stockholder Agreement
— Related Party Transactions
PROPOSAL TO ELECT DIRECTORS	13
EXECUTIVE COMPENSATION	19
— Report of the Compensation Committee on Executive Compensation
— Summary Compensation Table
— Option Grants in 2004
— Aggregated Option Exercises in 2004 and December 31, 2004 Option Values
— Comparison of Five-year Cumulative Total Return
— Pension Plan Table
— Severance Policy and Severance Agreements
— Leadership Transition Arrangements
— Equity Compensation Plan Information
PROPOSAL TO APPROVE THE ECOLAB INC. 2005 STOCK INCENTIVE PLAN	31
STOCKHOLDER PROPOSAL TO ADOPT "DIRECTOR ELECTION MAJORITY VOTE STANDARD"	41
AUDIT COMMITTEE REPORT	43
AUDIT FEES	44
PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45
OTHER MATTERS	45
— Section 16(a) Beneficial Ownership Reporting Compliance
— Proxy Solicitation Costs
— Householding Information
— Voting by Plan Participants
APPENDICES	A-1
A. Corporate Governance Principles
B. Board of Director Committee Charters
(i) Audit Committee
(ii) Compensation Committee
(iii) Finance Committee
(iv) Governance Committee
C. Directions to the Ecolab Annual Meeting

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2005

To the Stockholders of Ecolab Inc.:

The Annual Meeting of Stockholders of Ecolab Inc. will be held on Friday, May 6, 2005 at 10:00 a.m. in the Weyerhauser Auditorium at the Landmark Center, 75 West Fifth Street, Saint Paul, Minnesota 55102, for the following purposes (which are more fully explained in the Proxy Statement):

  (1)
  to elect five Class I Directors to a term ending in 2008;

  (2)
  to approve the Ecolab Inc. 2005 Stock Incentive Plan;

  (3)
  to consider a stockholder proposal to adopt the "Director Election Majority Vote Standard; "

  (4)
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2005; and

  (5)
  to transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on March 15, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting, please complete the accompanying proxy and return it in the enclosed envelope. Or, you may vote by telephone or the Internet. If you attend the meeting, you may vote your shares in person even though you have previously returned your proxy by mail, telephone or the Internet.

                      By Order of the Board of Directors

                      Lawrence T. Bell
                      Senior Vice President,
                      General Counsel and Secretary

March 31, 2005

ii

ECOLAB INC.
370 Wabasha Street North, Saint Paul, Minnesota 55102

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 6, 2005

The Board of Directors of Ecolab Inc. is using this Proxy Statement to solicit proxies from the holders of Ecolab Common Stock, par value $1.00 per share ("Common Stock"), for use at the Annual Meeting of Ecolab Stockholders. We are first mailing this Proxy Statement and accompanying form of proxy to Ecolab stockholders on or about March 31, 2005.

  •
  Meeting Time and Place: Friday, May 6, 2005 at 10:00 a.m., Central time in the Weyerhauser Auditorium at the Landmark Center, 75 West Fifth Street, Saint Paul, Minnesota 55102;

  •
  Purpose of the Meeting is to Vote on the Following Items:

  (1)
  to elect five Class I Directors to a term ending in 2008;

  (2)
  to approve the Ecolab Inc. 2005 Stock Incentive Plan;

  (3)
  to consider a stockholder proposal to adopt the "Director Election Majority Vote Standard;"

  (4)
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2005; and

  (5)
  to transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

  •
  Record Date: The record date for Common Stock entitled to vote at our Annual Meeting is the close of business on March 15, 2005.

  •
  Shares Entitled to Vote: As of March 15, 2005, the record date for the meeting, there were 256,445,957 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote. Common Stock held by Ecolab in our treasury is not counted in shares outstanding and will not be voted.

Note: References in this Proxy Statement to "Ecolab," "the Company," "we," or "our" are to Ecolab Inc.

VOTING PROCEDURES

Quorum — A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is a quorum. Abstentions and broker non-votes count as present for establishing a quorum. Common Stock held by Ecolab in our treasury does not count toward a quorum.

Broker Non-Vote — Generally, broker non-votes occur on a proposal when a broker is not permitted under applicable rules to vote on that proposal without instruction from the beneficial owner of the Common Stock and no instruction is given.

How to Vote by Proxy — You may vote in person by ballot at our Annual Meeting or by submitting a valid proxy. We recommend you submit your proxy even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote by ballot, thereby canceling any proxy previously submitted.

Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to be tabulated, one of the individuals named as your proxy will vote your Common Stock as you have directed. You may vote for or against each proposal, or you may abstain from voting on a proposal. With respect to the election of directors, you may vote for each nominee, or you may withhold voting authority on one or more nominees.

Revoking Your Proxy — You may revoke your proxy at any time before it is voted by:

  •
  timely delivery of a valid, later-dated proxy, including a proxy given by telephone or Internet;

  •
  timely delivery of written notice to our Corporate Secretary before the Annual Meeting stating that you have revoked your proxy; or

  •
  voting by ballot at our Annual Meeting.

Vote Tabulation — The vote on each proposal will be tabulated as follows:

  •
  Proposal 1: Election of Directors — Each nominee will be elected by a plurality of the votes cast. The five director nominees receiving the highest vote totals will be elected. Shares represented by proxies which contain instructions to "withhold" voting authority on one or more nominees will not affect the election of nominees receiving a plurality of the votes cast. It is intended that proxies solicited by our Board of Directors will (unless otherwise directed) be voted FOR the election of the five nominees named in this Proxy Statement. If, for any reason, any nominee becomes unavailable for election prior to our Annual Meeting, the proxies solicited by our Board of Directors will be voted FOR such substituted nominee as is selected by our Board of Directors, or our Board of Directors, at its option, may reduce the number of directors to constitute the entire Board.

  •
  Proposal 2: Approval of the Ecolab Inc. 2005 Stock Incentive Plan — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the Ecolab Inc. 2005 Stock Incentive Plan. Therefore, abstentions and broker non-votes do not count as votes either for or against approval of the plan. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR approval of the Ecolab Inc. 2005 Stock Incentive Plan.

  •
  Proposal 3: Consideration of a Stockholder Proposal to Adopt the "Director Election Majority Vote Standard" — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the stockholder proposal to adopt the "Director Election Majority Vote Standard." Therefore, abstentions and broker non-votes do not count as votes either for or against the proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST approval of the stockholder proposal to adopt the "Director Election Majority Vote Standard. "

  •
  Proposal 4: Ratification of Independent Registered Public Accounting Firm — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute ratification of the appointment of PricewaterhouseCoopers LLP. Therefore, abstentions and broker non-votes do not count as votes either for or against ratification of the appointment. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP.

Discretionary Voting — We are not currently aware of any other business to be acted upon at our Annual Meeting. If, however, other matters are properly brought before the Meeting, or any adjournment or postponement of the Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your Common Stock or act on those matters according to their best judgment, including to adjourn the Meeting.

Adjournments — Adjournment of our Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of Common Stock representing a majority of the votes present in person or by proxy at the Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Meeting. We do not currently intend to seek an adjournment of the Meeting.

GOVERNANCE / STOCKHOLDER ACCESS

Corporate Governance — Our Company is managed under the overall direction of our Board of Directors for the benefit of all stockholders. To help familiarize you with our Board's policies and practices, our Corporate Governance Principles are attached as Appendix A to this Proxy Statement. The Corporate Governance Principles also can be found on our website at www.ecolab.com/investor/governance.

Communications with Directors — Our stakeholders and other interested parties, including our stockholders and employees, can send substantive communications to our Board using the following methods published on our website at www.ecolab.com/investor/governance:

  •
  to correspond with the Board's Presiding Director, please complete and submit the on-line "Contact Presiding Director" form;

  •
  to report potential issues regarding accounting, internal controls and other auditing matters to the Board's Audit Committee, please complete and submit the on-line "Contact Audit Committee" form; or

  •
  to make a stockholder recommendation for a potential candidate for nomination to the Board, please submit an e-mail to the Board's Governance Committee, in care of our Corporate Secretary, at investor.info@ecolab.com.

All substantive communications regarding governance matters or potential accounting, control or auditing irregularities are promptly relayed or brought to the attention of the Presiding Director or Chair of the Audit Committee following review by our management. Communications not requiring the substantive attention of our Board, such as employment inquiries, sales solicitations, questions about our products and other such matters, are handled directly by our management. In such instances, we respond to the communicating party on behalf of the Board. Nonetheless, our management periodically updates the Board on all of the on-line communications received, whether or not our management believes they are substantive. In addition to on-line communications, interested parties may direct correspondence to our Board of Directors, our Board Committees or to individual directors at our headquarters address, repeated at the top of page 1 of this Proxy Statement.

Future Stockholder Proposals and Director Nomination Process — Any stockholder proposal must comply with advance notice procedures set forth in Article II, Section 4 of our By-Laws. Under our By-Laws, to be in proper written form, the stockholder's notice to our Corporate Secretary must set forth (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting that business at the Meeting, (ii) the name and address of the stockholder, (iii) the number of shares owned by the stockholder, (iv) a description of any arrangements between the stockholder and any other person in connection with the proposed business and any material interest of the stockholder in the business, and (v) a representation by the stockholder that he or she intends to appear at the Annual Meeting to present the business. This summary is qualified in its entirety by reference to the full text of our By-Laws, which can be found on our website at www.ecolab.com/investor/governance. If the presiding Chairperson of the Annual Meeting of Stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions, that business will not be transacted or the defective nomination will not be accepted.

  •
  Deadline for Inclusion in the Proxy Statement — All proposals to be considered by the Board for inclusion in the Proxy Statement and form of proxy for next year's Annual Meeting of Stockholders, expected to be held in May 2006, must be received by the Corporate Secretary at our headquarters address, repeated at the top of page 1 of this Proxy Statement, no later than November 30, 2005.

  •
  Deadline for Consideration — Stockholder proposals not included in a proxy statement for an annual meeting as well as proposed stockholder nominations for the election of directors at an annual meeting must each comply with advance notice procedures set forth in our By-Laws in order to be properly brought before that annual meeting of stockholders. In general, written notice of a stockholder proposal or a director nomination must be received by the Corporate Secretary not less than 90 days nor more than 135 days prior to the anniversary date of the preceding annual meeting of stockholders. With regard to next year's Annual Meeting of Stockholders, expected to be held in May 2006, the written notice must be received between December 23, 2005 and February 6, 2006 inclusive.

  •
  Director Nomination Process — Our Board's Governance Committee has, under its Charter, responsibility for director nominee functions, including review of any director nominee candidates recommended by stockholders in accordance with our Restated Certificate of Incorporation and By-Laws. The Governance Committee has the authority to:

  —
  Review and recommend to the Board of Directors with regard to policies for the composition of the Board, including such criteria as:

  •
  size of the Board;

  •
  diversity of experience, employment, background and other relevant factors of Board members;

  •
  the proportion of the Board to be comprised of non-management directors;

  •
  qualifications for new or continued membership on the Board, including experience, employment, background and other relevant considerations; and

  •
  director retirement requirements or standards.

  —
  Review any director nominee candidates recommended by stockholders in accordance with our Restated Certificate of Incorporation and By-Laws.

  —
  Identify, interview and evaluate director nominee candidates and have sole authority to:

  •
  retain and terminate any search firm to be used to assist the Committee in identifying director candidates; and

  •
  approve the search firm's fees and other retention terms.

  —
  Recommend to the Board:

  •
  the slate of director nominees to be presented by the Board for election at the Annual Meeting of Stockholders;

  •
  the director nominees to fill vacancies on the Board; and

  •
  the members of each Board Committee.

    Any stockholder nomination for directors must comply with the advance notice procedures set forth in Article II, Section 3 of our By-Laws. Under our By-Laws, to be in proper written form, the stockholder's notice to our Corporate Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares owned by the person, and (iv) any other information relating to the person that would be required to be disclosed in our proxy statement or other filings made in connection with solicitations of proxies for election of directors under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, as to the stockholder, the notice must set forth (i) the name and address of the stockholder, (ii) the number of shares owned by the stockholder, (iii) a description of any arrangements between the stockholder and the proposed nominee and any other person pursuant to which the nomination is being made by the stockholder, (iv) a representation by the stockholder that he or she intends to appear at the annual meeting to nominate the person named in the notice, and (v) any other information relating to the stockholder that would be required to be disclosed in our proxy statement or such Exchange Act filings. The notice must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the foregoing procedures. This summary is qualified in its entirety by reference to the full text of our By-Laws, which can be found on our website at www.ecolab.com/investor/governance.

    In terms of policies for composition of the Board generally, and qualifications for director nominees specifically, we refer you to our Corporate Governance Principles, which are attached as Exhibit A to this Proxy Statement. Under these provisions, for example:

      •
      No more than three Board members will be from current management. These management members normally would be the Chief Executive Officer, the Chairman (if an employee of the Company and not the CEO) and the President (if an employee of the Company and not the CEO), but may be any other officer deemed appropriate by the Board;

      •
      It is desired that the members of the Board represent a geographical dispersion and variety of business disciplines so as to bring to the work of the Board a diversity of experience and background, with the predominance of members being chief or executive officers from different industries; and

      •
      A continuing effort is made to seek well-qualified women and minority group members for the Board, but these persons must be sought out and evaluated as individuals rather than as representatives of specific groups.

    Other criteria relevant to service as a director of our Company are set forth in our Corporate Governance Principles.

    All directors are encouraged to submit to the Governance Committee the name of any person deemed qualified to serve on the Board, together with information on the candidate's qualifications. The Governance Committee screens and submits to the full Board the names and biographical information of those persons considered by the Committee to be viable candidates for election as directors. The same evaluation process and criteria are used by the Committee (i) for recommendations for director candidates submitted by stockholders in accordance with our Restated Certificate of Incorporation and By-Laws, and (ii) for recommendations submitted by any other source, such as a director or a third-party search firm. In 2003, a third-party search firm was engaged to assist in the identification and evaluation of one or more candidates for our Board. The search resulted in the identification of Ms. Pritchard and Mr. De Schutter who were appointed to the Board in February 2004 and elected as Class III directors by our stockholders at our Annual Meeting held in May 2004.

SECURITY OWNERSHIP

Certain Beneficial Owners — The following table sets forth information as to entities which have reported to the Securities and Exchange Commission ("SEC") or have advised us that they are a "beneficial owner," as defined by the SEC's rules and regulations, of more than 5% of our outstanding Common Stock.

		Amount and Nature of Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner			Percent of Class(1)

Common	Henkel Chemie VmbH Henkelstrasse 67 Postfach 1100 40191 Düsseldorf Germany	43,359,224	(2)	16.9%
Common	Henkel Corporation 2200 Renaissance Blvd., Suite 200 The Triad Gulph Mills, PA 19406	29,333,328	(3)	11.4%
(1)
The percent of class is based on the number of voting shares outstanding as of March 15, 2005.

(2)
As last reported to the SEC by Henkel Chemie VmbH on a Form 3 filed January 9, 2003. Henkel Chemie VmbH is a wholly-owned, direct subsidiary of Henkel KGaA of Düsseldorf, Germany. Henkel KGaA is a partnership limited by shares organized under the laws of Germany. The Company understands that the majority of the voting stock of Henkel KGaA is controlled by the members of the Henkel family. Shares of our Common Stock beneficially owned by Henkel Chemie VmbH are subject to an agreement containing certain restrictions pertaining to, among other things, maximum shareholding, transfer and voting rights. For a description of the agreement, see the information found on page 12 under the heading "Stockholder Agreement."

(3)
As last reported to the SEC by Henkel Corporation on a Form 3 filed January 10, 2005. Henkel Corporation, a Delaware corporation, is an indirect, wholly-owned subsidiary of Henkel KGaA. Shares of our Common Stock beneficially owned by Henkel Corporation are bound by the terms of the agreement between the Company and Henkel KGaA described on page 12 under the heading "Stockholder Agreement."

Executive Officers and Directors — In general, "beneficial ownership" includes those shares of our Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days. On March 15, 2005, our current executive officers and directors owned, in the aggregate, 5,910,354 shares of Common Stock constituting approximately 2.3% of our shares outstanding. As required by SEC disclosure rules, "shares outstanding" for this purpose includes options exercisable within 60 days. The detail of beneficial ownership is set forth in the following table.

Our non-management directors also have interests in stock units under our 2001 Non-Employee Director Stock Option and Deferred Compensation Plan. The stock units are Common Stock equivalents. The stock units are credited to a deferred stock unit account and will be paid in the form of Common Stock after a director leaves the Board. Although the stock units may not be voted or transferred, they are shown in the table below because they represent part of the total economic interest of the directors in our Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Stock Units	Total	Percentage of Outstanding Shares Beneficially Owned

Allan L. Schuman	2,930,143	(1)(2)	-0-	2,930,143	1.1%
Douglas M. Baker, Jr.	471,406	(1)(2)	-0-	471,406	*
John P. Spooner	437,864	(1)(2)	-0-	437,864	*
Stephen D. Newlin	34,640	(1)(2)	-0-	34,640	*
Steven L. Fritze	273,425	(1)(2)	-0-	273,425	*
Lawrence T. Bell	415,971	(1)(2)	-0-	415,971	*
Leslie S. Biller	85,515	(2)	19,767	105,282	*
Richard U. De Schutter	12,350	(2)	508	12,858	*
Jerry A. Grundhofer	51,300	(2)	17,175	68,475	*
Stefan Hamelmann	28,500	(2)	4,108	32,608	*
James J. Howard	71,694	(2)	32,836	104,530	*
Joel W. Johnson	96,833	(2)	19,405	116,238	*
Jochen Krautter	28,342	(2)	3,208	31,550	*
Ulrich Lehner	28,500	(2)	4,108	32,608	*
Jerry W. Levin	132,705	(2)	19,441	152,146	*
Robert L. Lumpkins	72,651	(2)	7,061	79,712	*
Beth M. Pritchard	10,350	(2)	1,626	11,976	*
Current Directors and Executive Officers as a Group (25 persons)	5,910,354	(3)	—	—	2.3%
*
Indicates beneficial ownership of less than 1% of our outstanding Common Stock.

(1)
Includes the following shares held by officers in the Ecolab Savings Plan and ESOP as of the last Plan report: Mr. Schuman, 26,122; Mr. Baker, 7,970; Mr. Spooner, 4,953; Mr. Newlin, 307; Mr. Fritze, 20,597; and Mr. Bell, 14,483.

(2)
Includes the following shares which could be purchased under Company-granted stock options within 60 days from March 15, 2005: Mr. Schuman, 2,311,162; Mr. Baker, 439,997; Mr. Spooner, 400,697; Mr. Newlin, 33,333; Mr. Fritze, 251,173; Mr. Bell, 317,866; Mr. Biller, 63,987; Mr. De Schutter, 10,350; Mr. Grundhofer, 46,100; Mr. Hamelmann, 28,500; Mr. Howard, 44,900; Mr. Johnson, 94,513; Mr. Krautter, 28,342; Mr. Lehner, 28,500; Mr. Levin, 76,783; Mr. Lumpkins, 71,808; and Ms. Pritchard, 10,350.

(3)
Includes 4,056 shares held by or on behalf of family members of directors and executive officers, 101,037 shares held for executive officers in Company-sponsored employee benefit plans as of the last plan reports, and 4,873,684 shares to which these persons have the right to acquire beneficial ownership within 60 days of March 15, 2005, by the exercise of Company-granted stock options.

BOARD OF DIRECTORS

Board Structure — The business and affairs of our Company are managed under the overall direction of the Board of Directors. Under our Restated Certificate of Incorporation, the number of directors is determined exclusively by the Board. Currently, the Board has fixed the number of directors at 13. Effective February 28, 2005, the Board determined to decrease the Board size from 14 to 13 as a result of Mr. William Jews' decision to retire. Under our Corporate Governance Principles, the optimal size of the Board is between 11 and 15 members, in order to facilitate effective discussion and decision-making, adequate staffing of Board Committees, and a desired mix of diversified experience and background.

Pursuant to our agreement with Henkel KGaA ("Henkel") described on page 12 under the heading "Stockholder Agreement," Henkel is entitled to designate a number of persons to be nominated for election to our Board of Directors proportionate to Henkel's shareholding in the Company, rounded down to the nearest whole number. As of March 15, 2005, Henkel beneficially owned approximately 28.3 percent of our outstanding Common Stock and was accordingly entitled to designate three directors. Messrs. Stefan Hamelmann, Jochen Krautter and Ulrich Lehner have been elected to the Board pursuant to designation by Henkel.

There were six meetings of the Board of Directors during the year ended December 31, 2004. Each director attended at least 75 percent of all Board meetings and meetings held by all Committees on which he or she served. Overall attendance at Board and Committee meetings was 93 percent. Directors are expected, but are not required, to attend our Annual Meeting of Stockholders. All directors attended last year's Annual Meeting, except for Messrs. Hamelmann, Krautter and Lehner who were in Germany to attend memorial services for a member of the Henkel family.

The Board has appointed a Presiding Director to lead non-management directors during executive sessions of the Board. Currently, the Chair of the Finance Committee serves as the Presiding Director. The Presiding Director position rotates among the four Board Committee Chairs, in sequential order of Governance, Compensation, Finance and Audit, beginning each January 1.

Board Committees — Our By-Laws permit the Board of Directors to designate Committees, each comprised of three or more directors, to assist the Board in carrying out its duties. The Board annually reviews its Committee structure as well as the Charter and composition of each Committee and makes modifications as necessary. The Board believes its current Committee structure, comprised of standing Audit, Compensation, Finance and Governance Committees, is appropriate. The Charters of these Committees are attached as Appendix B (i), (ii), (iii) and (iv), respectively, to this Proxy Statement and are available on our website at www.ecolab.com/investor/governance. The Charters were last amended and approved by the Board in May 2004. The separately designated standing Audit Committee meets the requirements of Section 3(a)(58)(A) of the Exchange Act of 1934. The members of the Audit, Compensation and Governance Committees meet the "independence" and other requirements established by the rules and regulations of the SEC and the New York Stock Exchange.

  •
  Audit Committee — The current Audit Committee members are Messrs. Howard (Chairman), De Schutter, Johnson (Vice Chairman) and Lumpkins. Formerly, Mr. William Jews also served on the Audit Committee until his retirement effective February 28, 2005. The Committee met six times during the past year. In addition, the Committee Chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement for the first three calendar quarters of 2004 with our Chief Financial Officer, Controller and Assistant Controller and with our independent registered public accounting firm, prior to each of our quarterly earnings announcements. The full Committee (and all of our other directors who were invited and available to participate — all except three members) met to discuss the financial information contained in the fourth quarter and full year 2004 earnings announcement prior to dissemination of that press release and it being furnished to the SEC on a Form 8-K.

    The Committee fulfills, and assists the Board of Directors' oversight of, its responsibilities to monitor (i) the quality and integrity of our consolidated financial statements and management's financial control of operations; (ii) the qualifications, independence and performance of the independent accountants; (iii) the role and performance of the internal audit function; and (iv) our compliance with legal and regulatory requirements. The Committee meets regularly and privately with our management and internal auditors, and with our independent registered public accounting firm, PricewaterhouseCoopers LLP.

    A report of the Audit Committee is found under the heading "Audit Committee Report" on page 43.

    The Board of Directors has determined that each member of the Audit Committee is "independent" and meets the independence and other requirements of (i) Sections 303A.02 and 303A.07(a) of the listing standards of the New York Stock Exchange, and (ii) Rule 10A-3 under the Exchange Act. The Board has also determined that each member of the Committee is an "audit committee financial expert" under the SEC's rules and should be so designated. Further, the Board has determined, in its business judgment, that each member of the Committee has "accounting and related financial management expertise" and is "financially literate" under the New York Stock Exchange's listing standards.

  •
  Compensation Committee — The Compensation Committee members are Messrs. Biller (Chairman), De Schutter, Grundhofer, Johnson (Vice Chairman) and Levin. The Committee met five times during the past year. The Committee is composed entirely of independent directors. The principal functions of this Committee are to (i) review and recommend to the Board with respect to the establishment, amendment and administration of any compensation plans, benefits plans, severance arrangements and long-term incentive for directors, and any executive officers (including the CEO) or other employees; (ii) review and approve our overall compensation policy and annual executive salary plan, including CEO compensation; and (iii) administer our director stock option and deferred compensation plans and executive and employee stock incentive, stock purchase plans, and cash incentive programs.

    To assist the Committee in the design and review of executive compensation programs, the Board has selected and retained Frederick W. Cook & Co., Inc., an independent compensation consulting firm, which reports directly to the Committee. A report by the Committee on executive compensation is located on pages 19 through 21.

    The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of the SEC and New York Stock Exchange.

  •
  Finance Committee — The current Finance Committee members are Ms. Pritchard (Vice Chair) and Messrs. Howard, Krautter, Lehner and Lumpkins (Chairman). Formerly, Mr. William Jews served as Chairman of the Finance Committee until his retirement effective February 28, 2005. The Committee met five times during the past year. The principal functions of this Committee are to review and make recommendations to the Board concerning (i) management's financial and tax policies and standards; (ii) our financing requirements, including the evaluation of management's proposals concerning funding to meet such requirements; (iii) dividends; (iv) our capital expenditure budget; and (v) adequacy of insurance coverage. The Committee also evaluates specific acquisition, divestiture and capital expenditure projects from a financial standpoint. The Committee monitors our investor relations program and oversees a management committee which is charged with monitoring the performance of trust assets held in our benefit plans.

  •
  Governance Committee — The Governance Committee members are Ms. Pritchard and Messrs. Biller, Grundhofer (Vice Chairman) and Levin (Chairman). The Committee met five times during the past year. Certain functions of the Governance Committee are described on page 4 of this Proxy Statement under the heading "Director Nomination Process." In addition, the principal functions of this Committee include: (i) lead the annual review of Board performance and effectiveness; (ii) review the Board's organizational structure and operations, including a presiding director(s) for executive sessions of non-management directors, and its relationship to senior management; (iii) review issues of senior management succession; (iv) lead the annual Chief Executive Officer performance review and oversee the evaluation process for senior management; (v) review Certificate of Incorporation, By-Law or stockholder rights plan issues or changes in fundamental corporate charter provisions; (vi) review various corporate governance matters (including any necessary modifications to the Corporate Governance Principles); (vii) receive reports from management with regard to relevant social responsibility issues and report to the Board as appropriate; (viii) review the Corporation's efforts to achieve its affirmative action and diversity goals; (ix) review the Corporation's environmental practices, including compliance with The Ecolab Environmental Principles; (x) review director orientation, training and continuing education; and (xi) undertake special projects which do not fall within the jurisdiction of other committees of the Board.

    The Board of Directors has determined that each member of the Governance Committee meets the "independence" requirements of the SEC, the New York Stock Exchange and Section 162(m) of the Internal Revenue Code of 1986, as amended.

Director Compensation — Members of the Board of Directors who are not employees of the Company receive annual compensation valued at $135,000 as follows:

  •
  an annual retainer of $55,000;

  •
  $25,000 annually in the form of stock units (which are described under the heading "Security Ownership — Executive Officers and Directors" on page 6); and

  •
  stock options having an economic value of $55,000.

Chairs of the Board's Compensation, Finance and Governance Committees each receive an additional fee of $6,000 per year. The Chair of the Audit Committee receives $11,000 per annum. All reasonable travel, telephone and other expenses incurred by directors on behalf of Ecolab are reimbursable.

Under the 2001 Non-Employee Director Stock Option and Deferred Compensation Plan (the "2001 Plan"), non-employee directors may elect to defer some, or all, of the cash portion of their director's fees until cessation of Board service. Deferred amounts either earn interest at market rates or are invested in the stock unit account at the election of the director. Upon cessation of Board service, deferred amounts (whether in the interest-bearing account or in the stock unit account) are paid in a lump sum or in equal installments to a maximum of ten years as elected by the director.

The following table shows (i) cash compensation earned by each non-employee director during 2004, together with (ii) the value of all deferred compensation and unexercised stock options accrued at December 31, 2004 by the director during their respective tenure on the Board.

Name	Years of Board Service at December 31, 2004 (#)	2004 Cash Compensation Earned(1) ($)	Value Realized Upon Exercise of Options in 2004(2) ($)	Accrued Deferred Compensation at December 31, 2004 ($)	Value of Unexercised In-the-Money Options at December 31, 2004(3) ($)

Leslie S. Biller	7	$61,000	$45,413	$695,515	$857,479
Richard U. De Schutter	1	$46,444	—	$17,880	$61,013
Jerry A. Grundhofer	6	$55,000	—	$604,315	$590,025
Stefan Hamelmann	4	$55,000	—	$144,574	$316,732
James J. Howard	14	$61,896	—	$1,155,340	$546,641
William L. Jews	6	$61,000	—	$426,276	$817,761
Joel W. Johnson	9	$55,000	—	$712,745	$1,479,005
Jochen Krautter	3	$55,000	—	$131,435	$258,183
Ulrich Lehner	4	$55,000	—	$144,574	$316,732
Jerry W. Levin	12	$61,000	—	$684,036	$1,678,361
Robert L. Lumpkins	5	$55,000	—	$248,450	$829,108
Beth M. Pritchard	1	$46,444	—	$57,216	$61,013
(1)
Includes amounts, if any, deferred by the respective directors under the 2001 Plan which appear in the column of this table entitled "Accrued Deferred Compensation at December 31, 2004."

(2)
Value realized represents the difference between the fair market value of Ecolab Common Stock on the exercise date and the exercise price of the option.

(3)
Represents the difference between the fair market value of Ecolab Common Stock as of December 31, 2004 and the exercise price of the option.

Formerly, the 2001 Plan permitted non-employee directors to elect to convert their cash compensation and their $25,000 stock unit compensation into elective stock options. The 2001 Plan was amended to eliminate the feature of converting cash and/or stock unit compensation into elective stock options with effect for deferral election periods on and after May 1, 2004. The foregoing table includes the value of any such elective stock options as of December 31, 2004.

Commencing in 2001, the options granted to directors under the 2001 Plan may be transferred to defined family members or legal entities established for their benefit, and, with respect to options granted through May 2004, provide for a one-time automatic grant of a reload stock option if the optionee exercises the original stock option by tendering shares of previously owned Common Stock of the Company. The reload stock option is for the same number of shares tendered to exercise the original stock option and the number of shares required to be withheld to satisfy minimum statutory tax obligations, has an exercise price equal to the fair market value of the Company's Common Stock on the reload grant date, and is immediately exercisable at any time during the remaining exercise term of the original stock option. The reload feature was eliminated under the 2001 Plan as amended effective May 2004.

DIRECTOR INDEPENDENCE

"Independence" Determination — In February 2005, the Governance Committee undertook a review of director independence by examining the nature and magnitude of transactions and relationships during 2004, 2003 and 2002 between each director or any member of his or her immediate family and the Company, its subsidiaries and affiliates, including those reported below under "Stockholder Agreement" and "Related Party Transactions." Appropriate scrutiny is given to any situation which could be reasonably considered a material relationship. Both the existence and nature of the relationship are considered. The relationships include, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

Pursuant to the Board of Directors' policy, a director is not independent if:

  •
  the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

  •
  the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  •
  (i) the director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time;

  •
  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee; or

  •
  the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

Based on the review of the Governance Committee, the Board of Directors has determined that, with the exception of the directors named below, each of the current directors, including the slate of nominees for election to the Board at this year's Annual Meeting, is "independent" and meets the independence and other requirements of Section 303A.02 of the listing standards of the New York Stock Exchange, the rules and regulations of the SEC, and applicable law.

Non-independent Director	Capacity

Douglas M. Baker, Jr.	Insider (President and Chief Executive Officer)
Stefan Hamelmann	Affiliated Outsider (Designee of Henkel KGaA)
Jochen Krautter	Affiliated Outsider (Designee of Henkel KGaA)
Ulrich Lehner	Affiliated Outsider (Designee of Henkel KGaA)
Allan L. Schuman	Insider (Chairman of the Board and retired CEO)

Stockholder Agreement — In a filing with the SEC, Henkel KGaA reported that affiliates of Henkel owned 72,692,552 shares of our Common Stock as set forth in the table of "Security Ownership — Certain Beneficial Owners" located on page 6.

Henkel's equity ownership in the Company is subject to an agreement ("Stockholder's Agreement") containing certain restrictions pertaining to, among other things, Henkel's acquisition, transfer and voting rights of our Common Stock. Generally, the Stockholder's Agreement terminates when Henkel owns less than two percent of our voting shares. Pursuant to the Stockholder's Agreement, Henkel is precluded from acquiring more than 35 percent of our outstanding Common Stock or from acting, alone or in concert with others, to control or influence the Company.

Henkel may sell its shares of our Common Stock under certain conditions specified in the Stockholder's Agreement, subject to our right of first refusal. Any disposition by Henkel of any shares of our Common Stock would be effected in an orderly manner in accordance with the Stockholder's Agreement, including our right of first refusal.

Henkel has agreed to vote its shares in the case of election of our directors, certain stockholder proposals, compensation and certain matters pertaining to the independent publicly traded nature of the Company, in accordance with the recommendations or directions of our Board. In all other cases, except with respect to certain "strategic transactions," Henkel may vote, at its option, either in accordance with the recommendation of our Board or pro rata in the same manner and proportion that votes of our stockholders (other than Henkel and our officers or directors) have been cast. Any vote with respect to "strategic transactions," (for example a disposition, recapitalization, liquidation or consolidation of the Company or other transactions which could reasonably be expected to have a material effect upon Henkel's investment in our Common Stock) may be cast at Henkel's sole discretion. Henkel also is entitled to designate nominees for election to our Board of Directors proportionate to the percentage of its holding of our voting securities (rounded down to the nearest whole number). Currently, Henkel has designated for election three of our directors. Those directors are Messrs. Stefan Hamelmann, Jochen Krautter and Ulrich Lehner. Further information concerning Henkel directorships is found on page 13 under the heading "Proposal to Elect Directors."

In addition, the Stockholder's Agreement provides that beginning in 2011 Henkel will be permitted to make proposals to our Board of Directors to acquire all, but not less than all, of our outstanding voting shares at certain times, and under terms and conditions set forth in the Stockholder's Agreement.

Related Party Transactions — On November 30, 2001, we acquired the 50 percent of the Henkel-Ecolab joint venture ("Henkel-Ecolab") which we did not already own, from our joint venture partner, Henkel, for a purchase price of approximately 483,500,000 euro, or approximately $432,700,000 at November 30, 2001 exchange rates, plus $6,500,000 of direct transaction related expenses ("Purchase Price"). As of February 28, 2005, in connection with the acquisition, we had an outstanding claim for indemnification from Henkel for certain liabilities which, in the aggregate, amounted to

1,475,000 euro, or approximately $1,949,000 at February 2005 exchange rates. The acquisition is referred to herein as the "Transaction."

As a part of the Transaction, Henkel agreed to continue for up to two years, subject to mutually agreed year-to-year extensions, to provide to our European businesses certain services and products which Henkel previously provided to Henkel-Ecolab prior to the Transaction on financial and other terms substantially similar to those in place prior to the closing of the Transaction. These include leased office space; certain accounting, finance, payroll, human resources, information and other administrative services; and contract manufacturing and supply agreements.

Pursuant to an Intellectual Property Agreement entered into in connection with the Transaction: (i) Henkel transferred certain trademarks and patents used by Henkel-Ecolab to us and we granted a perpetual royalty-free license back to Henkel to use such transferred intellectual property outside of the cleaning and sanitizing field; and (ii) Henkel granted a perpetual (in a limited number of cases, the license for certain trademarks is limited to five years) royalty-free license to us to use certain other trademarks, patents and technology used by Henkel-Ecolab which were not transferred to us.

In connection with the Transaction, Ecolab and Henkel also entered into an Environmental Agreement dated December 7, 2000 under which Henkel agreed to indemnify Ecolab for certain environmental liabilities associated with the former Henkel-Ecolab. Reimbursement from Henkel has been requested for 42,785 euro (or approximately $55,000) spent for such environmental liabilities prior to December 31, 2004.

During 2004, 2003 and 2002, we sold products and services in the amounts of approximately $3,222,000, $3,426,000 and $6,986,000, respectively, to Henkel and its affiliates, and purchased products and services in the amounts of approximately $70,946,000, $71,265,000 and $74,192,000, respectively, from Henkel and its affiliates. The sales were made at prices comparable to prices charged to other customers and we believe that the amounts paid for products and services purchased were comparable with prices charged by other suppliers for similar products. The payments for products and services include amounts paid to Henkel and its affiliates for administrative services and for products under supply arrangements by our affiliates in approximately 25 countries outside of Europe where we formerly acquired industrial and institutional cleaning and sanitizing businesses from Henkel.

PROPOSAL TO ELECT DIRECTORS

Our Board of Directors is divided into three classes. The members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years.

Pursuant to the agreement between us and Henkel KGaA described on page 12 under the heading "Stockholder Agreement," Henkel is entitled to designate a number of persons to be nominated for election to our Board of Directors proportionate to Henkel's shareholding in the Company rounded down to the nearest whole number. As of March 15, 2005, Henkel beneficially owned approximately 28.3% of our outstanding Common Stock and was accordingly entitled to designate three directors. Messrs. Stefan Hamelmann, Jochen Krautter and Ulrich Lehner have been elected to the Board pursuant to designation by Henkel.

The term of Class I Directors expires with this Annual Meeting of Stockholders. Pursuant to the recommendation of the Governance Committee, Messrs. Baker, Hamelmann, Howard, Levin and Lumpkins were nominated by the Board of Directors for election as Class I Directors. Class I Directors being elected at the current Annual Meeting will serve until the 2008 Annual Meeting expected to be held in May 2008. The directors of Class II and Class III will continue in office. The Board of Directors recommends a vote FOR the election of the five nominees named in this Proxy Statement.

The Board of Directors has no reason to believe that any of the named nominees is not available or will not serve if elected. However, pursuant to the Board's Corporate Governance Principles, a non-employee director who attains 70 years of age must resign at the next Annual Meeting following such event. Mr. Howard will become 70 prior to next year's Annual Meeting, expected to be held in May 2006, and will be required to resign, at which time the Board of Directors, pursuant to our Restated Certificate of Incorporation, may fill the vacancy or may reduce the size of the Board.

The following information with regard to business experience has been furnished by the respective directors or nominees or obtained from our records.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS—CLASS I
(FOR A TERM ENDING 2008)

DOUGLAS M. BAKER, JR.  age 46.

President and Chief Executive Officer of Ecolab. Director of Ecolab since February 2004. Member of the Finance Committee

Prior to joining Ecolab in 1989, Mr. Baker was employed by The Procter & Gamble Company in various marketing and management positions. At Ecolab, Mr. Baker held various leadership positions within the Institutional, Kay and European operations. Mr. Baker was named Ecolab's President and Chief Operating Officer in August 2002 and was promoted to President and Chief Executive Officer in July 2004.

STEFAN HAMELMANN,  age 41.

Owner of Franz Hamelmann Baugesellschaft GmbH and Franz Hamelmann Projekt GmbH, privately held construction and development companies. Member of the Henkel family which controls Henkel KGaA, Düsseldorf, Germany, a manufacturer of chemicals, household and personal care products and adhesives. Director of Ecolab since 2001. Appointed to the Board pursuant to an understanding between the Company and Henkel (see information found on page 13 under the heading "Proposal to Elect Directors").

Mr. Hamelmann became a partner at Franz Hamelmann Baugesellschaft GmbH in 1993, serving as sole proprietor since 1997. Appointed as a guest member of the Shareholders' Committee of Henkel KGaA in 1997. Elected to the Henkel Shareholders' Committee in May 1999.

JAMES J. HOWARD,  age 69.

Chairman Emeritus of Xcel Energy Inc. ("Xcel"), an electricity and natural gas energy company formed by the August 2000 merger of New Century Energy and Northern States Power Company. Director of Ecolab since 1991. Chairman of the Audit Committee and member of the Finance Committee.

Mr. Howard joined Northern States Power as President and Chief Executive Officer in 1987. From 1994 until completion of the merger with New Century Energy, he served as Chairman of the Board, President and Chief Executive Officer of Northern States Power. In August 2000, Northern States Power merged with New Century Energy to form Xcel. Served as Chairman of the Board of Xcel from August 2000 to August 2001 when Mr. Howard was named Chairman Emeritus. Director of Honeywell International Inc. and Walgreen Company. He is also on the Board of Visitors for the University of Pittsburgh, Joseph M. Katz Graduate School of Business.

JERRY W. LEVIN,  age 60.

Retired Chairman and Chief Executive Officer of American Household, Inc., a privately held household consumer products company. Director of Ecolab since 1992. Chairman of the Governance Committee and member of the Compensation Committee.

Mr. Levin served in a number of senior executive positions with The Pillsbury Company from 1974 through 1989. In 1989, joined MacAndrews & Forbes Holdings, Inc. which controls Revlon, Inc. and The Coleman Company, among other companies. From 1989 to 1991, was Chairman of The Coleman Company, Inc. Served as President of Revlon, Inc. from 1991 to 1992 and as Chief Executive Officer of Revlon, Inc. and Revlon Consumer Products Corporation from 1992 until January 1997. In February 1997, he was appointed Chairman and Chief Executive Officer of The Coleman Company, Inc. and Chairman of Revlon, Inc. and The Cosmetic Center, Inc. He took his present position with American Household, Inc. (formerly known as Sunbeam Corporation) in June 1998. In February 2001, Sunbeam Corporation voluntarily filed a petition under Chapter 11 of the federal bankruptcy code, and emerged in December 2002 as American Household, Inc. In September 2004, American Household entered into an agreement to be acquired by Jarden Corporation. The transaction with Jarden closed on January 24, 2005, at which time Mr. Levin retired. Director of U.S. Bancorp.

ROBERT L. LUMPKINS,  age 61.

Vice Chairman and Chief Financial Officer of Cargill, Incorporated, a privately held international marketer, processor and distributor of agricultural, food, financial and industrial products. Director of Ecolab since 1999. Chairman of the Finance Committee and member of the Audit Committee.

Mr. Lumpkins joined Cargill in 1968 and served in various finance and managerial positions. Named President of the Financial Services Division in 1983 and Chief Financial Officer for Cargill Europe, Limited in 1988. Appointed Chief Financial Officer of Cargill in 1989 and elected to Cargill's Board of Directors in 1991. Elected Vice Chairman of Cargill in 1995. Director of Cargill, Incorporated and Chairman of the Board of The Mosaic Company. Also a director of WhereNet Corporation and serves as a trustee of Howard University, and as a member of the Advisory Councils of the Stanford Business School and the Notre Dame College of Science.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE—CLASS II
(FOR A TERM ENDING 2006)

LESLIE S. BILLER,  age 57.

Retired Vice Chairman and Chief Operating Officer of Wells Fargo & Company, a diversified financial services company. Director of Ecolab since 1997. Chairman of the Compensation Committee and member of the Governance Committee.

After holding various positions with Citicorp and Bank of America, Mr. Biller joined Norwest Corporation in 1987 as Executive Vice President in charge of strategic planning and acquisitions for Norwest Banking. Appointed Executive Vice President in charge of South Central Community Banking in 1990. He served as President and Chief Operating Officer of Norwest Corporation from February 1997 until its merger with Wells Fargo in November 1998. Mr. Biller retired from Wells Fargo & Company in October 2002. Director of PG&E Corporation and Pacific Gas and Electric Company. Also a director of Knowledge Schools Inc.

JERRY A. GRUNDHOFER,  age 60.

Chairman of the Board and Chief Executive Officer of U.S. Bancorp, a financial services holding company. Director of Ecolab since 1999. Vice Chairman of the Governance Committee and member of the Compensation Committee.

Following an extensive career in the commercial banking industry, including serving as Vice Chairman of the Board of BankAmerica Corporation, Mr. Grundhofer joined Star Banc Corporation as Chairman of the Board, President and Chief Execu- tive Officer in 1993. In November 1998, Star Banc merged with Firstar Corporation and he assumed the position of President and Chief Executive Officer of Firstar Corporation. In February 2001, following a merger of Firstar Corporation and U.S. Bancorp, Mr. Grundhofer was named President and CEO of U.S. Bancorp and added the position of Chairman of the Board in January 2003. Director of U.S. Bancorp and The Midland Company.

JOCHEN KRAUTTER,  age 62

Executive Vice President, Technologies and member of the Management Board of Henkel KGaA, Düsseldorf, Germany, a manufacturer of chemicals, household and personal care products and adhesives. Director of Ecolab since 2002. Appointed to the Board pursuant to an understanding between the Company and Henkel (see information found on page 13 under the heading "Proposal to Elect Directors"). Member of the Finance Committee.

Mr. Krautter joined Henkel KGaA in 1973 and held various positions in sales, marketing and management. Named to the Management Board of Henkel in 1992. From 1992 - 1999 he was responsible for Henkel's Surface Technologies Business, Information Systems and Latin America operations. Appointed Chief Financial Officer in May 2000 and named Executive Vice President, Technologies in July 2003. Member of the Supervisory Board of BASF Coatings AG.

ALLAN L. SCHUMAN,  age 70.

Chairman of the Board of Ecolab. Director of Ecolab since 1991.

Mr. Schuman joined Ecolab in 1957 and retired as Chief Executive Officer in June 2004, following a 47 year career. After service in numerous executive positions including President, Ecolab Services Group from 1988 to 1992, Mr. Schuman was named President and Chief Operating Officer of Ecolab in August 1992 and President and Chief Executive Officer in March 1995. Assumed the additional position of Chairman of the Board in January 2000. Director of Tanger Factory Outlet Centers, Inc. Also serves as a director of Schwan's Sales Enterprises, Inc., The Soap and Detergent Association, the Ordway Center for the Performing Arts and the Guthrie Theater. Trustee of the Culinary Institute of America and of the National Restaurant Association. Member of the Board of Overseers of Carlson School of Management at the University of Minnesota, and the Board of Trustees of Hamline University.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE—CLASS III
(FOR A TERM ENDING 2007)

RICHARD U. DE SCHUTTER,  age 64.

Retired Chairman and Chief Executive Officer of DuPont Pharmaceutical Company, a drug manufacturer formerly based in Wilmington, Delaware. Director of Ecolab since February 2004. Member of the Audit and Compensation Committees.

Following a 35-year career at Monsanto Company where he last served as Vice Chairman and Chief Administrative Officer, Mr. De Schutter transitioned to Pharmacia Corporation, a drug manufacturer created through merger of Monsanto, Pharmacia & Upjohn, in 2000 as Chief Administrative Officer and Director. In 2000, Mr. De Schutter joined Dupont Pharmaceutical Company as Chairman and Chief Executive Officer, serving until the 2001 sale of the company to Bristol Myers-Squib. Mr. De Schutter is a director of Incyte Corporation, Smith & Nephew plc and Varian, Inc.

JOEL W. JOHNSON,  age 61.

Chairman of the Board and Chief Executive Officer of Hormel Foods Corporation, a processor and marketer of meat and food products. Director of Ecolab since 1996. Vice Chairman of the Compensation Committee and of the Audit Committee.

Following an extensive career at General Foods Corporation, Mr. Johnson joined Hormel Foods Corporation in 1991 as Executive Vice President—Sales & Marketing. Advanced to President in 1992, Chief Operating Officer and Chief Executive Officer in 1993 and Chairman of the Board in 1995. Director of Hormel Foods Corporation, the Meredith Corporation and U.S. Bancorp. Also a director of The Hormel Foundation, American Meat Institute and Grocery Manufacturers Association as well as a member of Board of Overseers of the Carlson School of Management at the University of Minnesota and the Board of Trustees of Hamilton College.

ULRICH LEHNER,  age 58.

President and Chief Executive Officer of Henkel KGaA, Düsseldorf, Germany, a manufacturer of chemicals, household and personal care products and adhesives. Director of Ecolab since 2001. Appointed to the Board pursuant to an understanding between the Company and Henkel (see information found on page 13 under the heading "Proposal to Elect Directors"). Member of the Finance Committee.

Mr. Lehner joined Henkel KGaA in 1981 and, following three years at Fried Krupp GmbH serving as Head of Controlling Department, returned to Henkel in 1986 as Head of Accounting/Taxes. Named Corporate Vice President, Finance/Controlling in 1994 and promoted to Executive Vice President, Finance/Logistics in 1995. Elected to his current position of President and Chief Executive Officer in May 2000. Director of Novartis AG. Member of the Supervisory Boards of E.ON AG and HSBC Trinkaus & Burkhardt KGaA. Mr. Lehner also serves as Chairman of the Management Board of Henkel KGaA. He lectures as a Professor at the University of Münster, Germany.

BETH M. PRITCHARD,  age 58

President and Chief Executive Officer of Organized Living, Inc., a national retailer of storage products based in Columbus, Ohio. Director of Ecolab since February 2004. Vice Chair of the Finance Committee and member of the Governance Committee.

From 1991 to January 2003, Ms. Pritchard was an executive with Limited Brands, Inc., a specialty retailer, most recently serving as President and Chief Executive Officer of Bath & Body Works, and as Chief Executive Officer of The White Barn Candle Company. From 1971 to 1991, Ms. Pritchard held various marketing and management positions at S.C. Johnson & Son, Inc., last as Vice President Insect Control Division. Director of Borders Group, Inc., Albertson's, Inc. and Organized Living, Inc.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") is composed solely of independent directors. The Committee is responsible for the overall executive compensation program and reviews each component no less than annually to maintain alignment with the Company's goals and philosophy. The Company's management and independent compensation consultants provide competitive data and assistance to help the Committee carry out its responsibilities. The Committee meets at regularly scheduled executive sessions. In addition to the regularly scheduled meetings, the Chairman of the Committee, management and, as pertinent, the independent compensation consultants hold pre-board preparation telephone conferences. The Committee intends to make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1,000,000 deduction limitation under Section 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of the Company and its stockholders.

Philosophy  — The Committee uses compensation to help communicate desired business results to executives and to influence them to make decisions to produce those results. The program must be competitive to attract, retain and motivate executives, and it must reinforce and complement sound management practices. In addition, the executives' interests must be effectively aligned with those of our stockholders and, to this end, the Committee developed executive stock ownership guidelines in 1990 to ensure that executives accumulate a significant ownership stake and are vested in maximizing long-term stockholder returns. The ownership guideline for the Chief Executive Officer is 5 times base salary, and range from 3 times base salary to 1 times base salary for all other executive officers depending on their level in the organization.

The principal components of the executive compensation program consist of base salary, annual incentives under the Management Incentive Plan or Management Performance Incentive Plan, and long-term incentives in the form of annual stock option awards and selective grants of restricted stock in connection with promotions and recruitment and retention purposes. The Company also provides special benefits to executives in the form of nonqualified savings and retirement plans and a change in control severance policy described elsewhere in this proxy statement, and perquisites in the form of supplemental life and disability insurance, Company automobile, financial counseling, physical examinations and, for the Chief Executive Officer(s), club memberships and personal use of private aircraft. The Company's philosophy is to position the aggregate of these components at a level that is commensurate with the Company's size and performance relative to a broad range of general industry manufacturing and service companies, which is generally the size-adjusted median of these competitive benchmarks. The Committee periodically reviews the reasonableness of total compensation levels and mix using public information from comparator company proxy statements and survey information from credible third-party general industry surveys.

Base Salary  — The Committee reviews base salaries for corporate officers, including the Named Executive Officers, on an annual basis in light of relevant market data and individual performance to determine whether an increase is appropriate. For the most recent fiscal year, base salary increases for corporate officers other than the Chief Executive Officer(s) averaged 5.1%, excluding promotions.

Management Incentive Plan (MIP) / Management Performance Incentive Plan (MPIP)  — The MIP is a cash-based annual incentive plan that focuses executives' attention on achieving competitive annual business goals. The Committee, with input from management, sets specific performance goals at the beginning of each year and communicates them to the Company's executives. A mix of corporate, business unit and individual goals is used to foster cross-divisional cooperation and to assure that executives have a reasonable measure of control over the factors affecting their awards. For the most recent fiscal year, performance goals were based principally on diluted earnings per share and business unit operating income and revenue goals, with the relative weighting of these goals varying by executive position. Target award opportunities for corporate officers including the Named Executive Officers other than the Chief Executive Officer(s) ranged from 35% to 60% of base salary, with threshold and maximum award opportunities at 40% and 200% of target opportunities, respectively. Based on overall Company, business unit and individual performance for the most recent fiscal year, actual award payments for corporate officers, including the Named Executive Officers other than the Chief executive Officer(s), ranged from 132% to 200% of target opportunities, (except 254% for one officer, reflecting a discretionary increase by the Committee for successful completion of a special project).

The MPIP is a stockholder approved plan that is similar to the MIP, except that it is intended to qualify for the performance-based exception to the $1,000,000 deduction limitation under Section 162(m) of the Internal Revenue Code. For the most recent fiscal year, the Committee selected the Chief Executive Officer(s) (Mr. Schuman was in the CEO position from January 1, 2004 through June 30, 2004 and Mr. Baker from July 1, 2004 through December 31, 2004) and two other executive officers as participants in the MPIP and established a maximum award payment opportunity equal to 300% of the participants' base salary (subject to the Plan limit of $3,000,000) based on the attainment of pre-established diluted earnings per share goals. The Committee, working with management and the independent compensation consultants, also set performance goals for the Company which are in addition to the MPIP performance targets.

The Committee, in general, makes awards based strictly on the level of achievement against pre-established goals. Under the MIP, the Committee may, in its sole discretion, make awards at a level higher or lower than that determined by strict application of achievement against goals based upon such other business and individual performance criteria as the Committee determines appropriate. Under the MPIP, however, the Committee may make awards only at a level that is at or lower than the level determined by strict application of achievement against goals.

Long-Term Incentives  — The Committee uses annual grants of stock options to deliver a competitive compensation package that motivates executives to make decisions that will increase the value of Company stock, thus providing an appropriate focus on the long-term growth of the Company. When executives deliver sustained superior returns to stockholders by outperforming the general industry, they can increase their own compensation accordingly.

Stock options are granted annually based on pre-established grant guidelines approved by the Committee under a stockholder approved plan with exercise prices not less than the fair market value of the Company's Common Stock on the date of grant, providing no value to the executive unless the Company's stock price increases after the grants are made. Stock options granted during the most recent fiscal year have a 10-year exercise term and vest ratably on the first three anniversaries of the date of grant, subject to accelerated vesting in the event of certain terminations of employment, including retirement, or a defined change-in-control of the Company. Commencing August 2001, stock options granted to plan participants, including executive officers, may be transferred to defined family members or legal entities established for their benefit. Stock option grants made in 2000, 2001 and 2002 also provided for a one-time automatic grant of a reload stock option if the optionee exercises the original stock option by tendering shares of previously owned Common Stock of the Company (the reload feature was eliminated for grants subsequent to 2002). The reload stock option is for the same number of shares tendered to exercise the original stock option and the number of shares required to be withheld to satisfy minimum statutory tax obligations, has an exercise price equal to the fair market value of the Company's Common Stock on the reload grant date, and is immediately exercisable at any time during the remaining exercise term of the original stock option.

Compensation of Chief Executive Officer(s)  — As described elsewhere in this proxy statement, Mr. Schuman resigned as Chief Executive Officer effective July 1, 2004 following 47 years of service to the Company. Mr. Schuman's pay actions for the most recent fiscal year were governed pursuant to Transition Arrangements with the Company entered into on February 28, 2004 and described elsewhere in this proxy statement. Pursuant to the Arrangements, Mr. Schuman received a base salary of

$1,000,000 which was unchanged from the previous year, an annual incentive payment of $1,500,000 which was based on the Company's diluted earnings per share performance under the MPIP and the Committee's assessment of Mr. Schuman's performance, and a stock option grant for 310,000 shares with terms and conditions consistent with those described above for other optionees.

Mr. Baker was promoted to the position of Chief Executive Officer on July 1, 2004. Concurrent with his promotion, Mr. Baker's base salary was increased from $550,000 to $700,000, and his target annual incentive opportunity was increased from 60% to 75% of base salary. Mr. Baker received a stock option grant for 314,000 shares with terms and conditions consistent with those described above for other optionees.

Conclusion — The Committee believes that executive compensation policies and programs described in the report serve the interests of stockholders and the Company effectively. The various pay vehicles utilized maintain an appropriate balance between motivating achievement of short-term goals and strategically leading the Company in a direction to provide long-term success. The Committee will continue to monitor the effectiveness of the Company's total compensation program to ensure that it meets the needs of the Company.

Leslie S. Biller Richard U. De Schutter Jerry A. Grundhofer	Joel W. Johnson Jerry W. Levin

Dated: February 25, 2005

SUMMARY COMPENSATION TABLE

The following table shows cash and non-cash compensation for each of the last three years ended December 31 for the persons serving as the Company's Chief Executive Officer during the year ended December 31, 2004 and for the next four most highly-compensated executive officers who were serving in those capacities at December 31, 2004.

		Annual Compensation						Long Term Compensation Awards

Name and Principal Position	Year	Salary(1) ($)		Bonus(1,2) ($)		Other Annual Compensation(3) ($)		Restricted Stock Award(s)(4) ($)	Securities Underlying Options (#)	All Other Compensation(5) ($)

Allan L. Schuman, Chairman of the Board and retired Chief Executive Officer	2004 2003 2002	$ $ $	1,000,000 1,000,000 925,000	$ $ $	1,500,000 1,662,500 1,500,000	$ $ $	437,015 88,538 77,698	-0- -0- -0-	1,021,162 650,000 640,000	$ $ $	104,615 106,500 95,468
Douglas M. Baker, Jr. President and Chief Executive Officer	2004 2003 2002	$ $ $	625,000 475,000 390,625	$ $ $	850,000 400,000 400,000	$	— 1,395 —	$-0- -0- 502,880	314,000 220,000 220,000	$ $ $	59,000 35,000 31,058
John P. Spooner, President— International	2004 2003 2002	$ $ $	485,000 470,000 464,000	$ $ $	400,000 330,000 402,000(6)	$ $ $	174,107 290,139 323,485	$-0- -0- 502,880	-0- 100,000 100,000	$ $ $	35,400 32,000 29,983
Stephen D. Newlin President—Industrial Sector	2004 2003 2002	$ $	457,500 225,000 —	$ $	375,000 112,500 —	$ $	69,172 141,055 —	-0- -0- —	54,100 100,000 —	$ $	29,100 8,500 —
Steven L. Fritze, Executive Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	345,500 320,000 241,667	$ $ $	371,000 250,000 258,200		— — —	-0- -0- -0-	88,200 100,000 140,000	$ $ $	28,660 22,800 19,714
Lawrence T. Bell Senior Vice President, General Counsel and Secretary	2004 2003 2002	$ $ $	315,000 300,000 268,000	$ $ $	307,500 202,800 228,600		— — —	-0- -0- -0-	54,100 70,000 117,000	$ $ $	24,900 20,112 19,417
(1)
Includes amounts deferred under Section 401(k) of the Internal Revenue Code, pursuant to the Company's Savings Plan and ESOP, amounts deferred under a non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives and any salary reductions per Section 125 or Section 132(f)(4) of the Internal Revenue Code.

(2)
Represents annual cash awards, including awards under the Company's Management Incentive Plan ("MIP") and, if applicable, the Company's Management Performance Incentive Plan ("MPIP"). The MIP and MPIP are discussed on pages 19 and 20 in the "Report of the Compensation Committee on Executive Compensation."

(3)
Represents payment by the Company of: (i) certain perquisites for Messrs. Schuman, Spooner and Newlin including, (a) in the case of Mr. Schuman, payment for personal use of a private aircraft in 2004 ($203,850), payment of accrued but unused vacation in 2004 ($115,385) and payment of life insurance premiums in 2003 ($42,434) and 2002 ($41,397), (b) in the case of Mr. Spooner, payment of life insurance premiums in 2004 ($25,819), payment of moving expenses in 2003 ($61,595), certain cost of living adjustments in 2002 ($24,660), home leave allowances in 2002 ($23,530), and relocation allowances in 2003 ($38,667) in connection with a foreign assignment, and (c) in the case of Mr. Newlin, payment of life insurance premiums in 2004 ($18,316), certain financial planning costs in 2004 ($25,982), moving expenses in 2003 ($97,143) and relocation allowances in 2003 ($37,500); and (ii) certain payroll taxes on items reported in this column. Amounts reported in 2003 and 2002 for Messrs. Schuman and Spooner have been increased by $1,420 and $301 for 2003 and by $1,230 and $5,850 for 2002 respectively to include payment of executive physical examination costs. In addition, the Company maintains supplemental long-term disability benefits for a select group of executives, which benefits are self-funded. No specific allocation of cost is made to any named executive officer prior to the occurrence of a disability.

(4)
Represents the cumulative dollar value of restricted stock awards during the calendar year based on the closing market price of the Company's Common Stock on the date of grant. The recipients receive dividends declared on, and have voting power over, the restricted shares. The value and number of the aggregate shares of restricted stock held by the named executive officers at December 31, 2004 were as follows: Mr. Baker, $786,912 with 22,400 shares; and Mr. Spooner, $786,912 with 22,400 shares. Messrs. Schuman, Newlin, Fritze and Bell did not own restricted stock.

  The number of restricted shares awarded during 2004, 2003, and 2002, respectively, to the named executive officers were: Mr. Baker, 0, 0 and 22,400; and Mr. Spooner, 0, 0 and 22,400. The awards in 2002 to Messrs. Baker and Spooner vested 100% on the third anniversary date of the grant. Messrs. Schuman, Newlin, Fritze and Bell received no restricted stock awards during the period.

  Restrictions will lapse immediately on all restricted stock awards in the event of a change in control of the Company. A change in control as defined in connection with awards made in 2002, occurs if: (i) a person or group acquires 25% or more of the Company's outstanding voting power. However, if the acquisition was approved by the Board of Directors, then a change in control occurs at 34% ownership. If the acquiring person, prior to becoming a 25% shareholder, has entered into (and is in compliance with) a shareholder agreement which imposes limits on the person's maximum shareholding, then a change in control occurs only upon acquisition of 50% of the Company's voting power; (ii) individuals who, on August 18, 2000, were members of the Board, cease for any reason to constitute at least a majority thereof (unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors on August 18, 2000, or whose election or nomination were previously so approved); (iii) there is consummated a merger or consolidation of the Company other than a merger or consolidation which would result in the voting power of the Company immediately prior to the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) over 50% of the voting power of the Company or the surviving entity immediately after such transaction and in which no person or group acquires 50% or more of the voting power of the Company or surviving entity; or (iv) the stockholders of the Company approve a plan of complete liquidation or there is consummated an agreement to sell all or substantially all of the Company's assets other than to an entity more than 50% of the voting power of which is owned by the stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale.

(5)
Amounts reported for 2004 represent: (i) the maximum matching contribution made by the Company to each of the named executive officers under the Company's defined contribution 401(k) Savings Plan and ESOP available generally to all employees in the following amounts: Mr. Schuman, $8,200; Mr. Baker, $8,200; Mr. Spooner, $8,200; Mr. Newlin, $4,000; Mr. Fritze, $8,200; and Mr. Bell, $8,200; and (ii) the matching contributions made or to be made by the Company on base salary and bonus earned in respect of 2004 which the executive elected to defer under a non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives, in the following amounts: Mr. Schuman, $96,415; Mr. Baker, $50,800; Mr. Spooner, $27,200; Mr. Newlin, $25,100; Mr. Fritze, $20,460; and Mr. Bell, $16,700.

(6)
The 2002 bonus for Mr. Spooner includes a one-time bonus paid on the completion of a foreign assignment.

OPTION GRANTS IN 2004

The following table shows stock options granted to the named executives. The table describes options as either "initial" or "reload." The issuance of a reload option is not a new discretionary grant by Ecolab. Rather, the issuance results from rights that were granted to the option holder as part of the initial option grant. The reload option expires on the expiration date of the initial grant.

For a description of the reload feature, see the disclosure regarding "Long-Term Incentives" located in the Report of the Compensation Committee on Executive Compensation at page 20 hereof.

	Individual Grants								Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)

	Number of Securities Underlying Options Granted(2)(#)		Percent of Total Options Granted to Employees in 2004
						Exercise or Base Price ($/Sh)
								Expiration Date	0% ($)	5% ($)		10% ($)
Name	Initial	Reload	Initial	Reload

Allan L. Schuman	310,000 — —	— 393,819 317,343	7.72 — —%	— 54.43 43.86	% %	$ $ $	27.32 33.56 33.56	12/31/09 12/31/09 12/31/09	-0- -0- -0-	$ $ $	2,795,710 3,789,578 3,053,677	$ $ $	6,316,737 8,410,558 6,777,305
Douglas M. Baker, Jr.	314,000	—	7.82%	—			$34.50	12/09/14	-0-		$6,824,790		$17,224,470
John P. Spooner	-0-	—	—	—			—	—	—		—		—
Stephen D. Newlin	54,100	—	1.35%	—			$34.50	12/09/14	-0-		$1,175,864		$2,967,656
Steven L. Fritze	88,200	—	2.20%	—			$34.50	12/09/14	-0-		$1,917,027		$4,838,211
Lawrence T. Bell	54,100	—	1.35%	—			$34.50	12/09/14	-0-		$1,175,864		$2,967,656
(1)
The dollar amounts under these columns are the results of calculations at the 0%, 5% and 10% compounded growth rates set or permitted by the SEC for the purposes of this table over a period equal to the term of the option. These rates and amounts are not intended to forecast possible future price appreciation of our Common Stock. No gain to the optionees is possible without an increase in stock price.

(2)
In general, options granted in 2004 become exercisable cumulatively at the rate of 33, 67 and 100% on each anniversary of the date of grant and become exercisable earlier upon the holder's retirement under the Company's pension plan or upon a change in control of the Company. The options may be transferred to defined family members or legal entities established for their benefit.

  For the purpose of options granted in 2004, change in control of the Company occurs if:

  •
  a person or group acquires 25% or more of the Company's outstanding voting power. However, if the acquisition was approved by the Board of Directors, then a change in control occurs at 34% ownership. If the acquiring person, prior to becoming a 25% shareholder, has entered into (and is in compliance with) a shareholder agreement which imposes limits on the person's maximum Company shareholdings, then a change in control occurs only upon acquisition of 50% of the Company's voting power;

  •
  during any 36 consecutive month period, individuals who constitute the Board on the first day of the period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election relating to the election of directors) whose election or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the first day of such period (or whose election or nomination were previously so approved) shall cease for any reason to constitute at least a majority of the Board of Directors;

  •
  the Company engages in a merger or consolidation, other than a merger or consolidation in which the Company's voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the Company or the surviving entity immediately after the transaction and in which no person or group acquires 50% or more of the voting power of the Company or surviving entity; and

  •
  the Company's stockholders approve a plan of complete liquidation or the Company sells all or substantially all of the Company's assets, other than to an entity with more than 50% of its voting power owned by the Company's stockholders in substantially the same proportion as their ownership of the Company immediately prior to the sale.

AGGREGATED OPTION EXERCISES IN 2004 AND
DECEMBER 31, 2004 OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(2)

Name	Shares Acquired on Exercise (#)	Value Realized(1) ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

Allan L. Schuman	1,040,140	$15,010,775	3,131,022	-0-	$28,396,185	-0-
Douglas M. Baker, Jr.	—	—	439,997	534,003	$5,751,300	$2,153,688
John P. Spooner	30,000	$606,769	400,697	100,003	$5,715,392	$881,198
Stephen D. Newlin	—	—	33,333	120,767	$323,163	$683,395
Steven L. Fritze	17,600	$448,883	244,506	201,534	$3,499,191	$1,097,440
Lawrence T. Bell	27,400	$699,333	304,530	139,770	$4,497,176	$850,121
(1)
Represents the difference between the fair market value of Ecolab Common Stock on the exercise date and the exercise price of the option.

(2)
Represents the difference between the fair market value of Ecolab Common Stock as of December 31, 2004 and the exercise price of the option.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)

The graph below compares the cumulative total shareholder return on the Company's Common Stock for the five calendar years ended December 31, 2004, with the cumulative total return on the Standard & Poor's 500 Index and the Standard & Poor's 500 Specialty Chemicals Index of the Standard & Poor's Global Industry Classification Standard, over the same periods (assuming the investment of $100 in the Company's Common Stock, the Standard & Poor's 500 Index and the Standard & Poor's 500 Specialty Chemicals Index on January 1, 2000, and daily reinvestment of all dividends).

(1)
Total return calculations prepared by Standard & Poor's.

PENSION PLAN TABLE

Average Annual Earnings During the Highest Five Continuous Years of Eligible Service
	Combined Annual Retirement Income from the Plans with Years of Service

	10 Years	15 Years	20 Years	25 years	30 Years	35 Years	40 Years	45 Years	50 Years

$400,000	$80,000	$120,000	$160,000	$200,000	$240,000	$240,000	$240,000	$240,000	$255,710
500,000	100,000	150,000	200,000	250,000	300,000	300,000	300,000	300,000	321,460
600,000	120,000	180,000	240,000	300,000	360,000	360,000	360,000	360,000	387,210
700,000	140,000	210,000	280,000	350,000	420,000	420,000	420,000	420,000	452,960
800,000	160,000	240,000	320,000	400,000	480,000	480,000	480,000	480,000	518,710
900,000	180,000	270,000	360,000	450,000	540,000	540,000	540,000	540,000	584,460
1,000,000	200,000	300,000	400,000	500,000	600,000	600,000	600,000	600,210	650,210
1,100,000	220,000	330,000	440,000	550,000	660,000	660,000	660,000	660,960	715,960
1,200,000	240,000	360,000	480,000	600,000	720,000	720,000	720,000	721,710	781,710
1,300,000	260,000	390,000	520,000	650,000	780,000	780,000	780,000	782,460	847,460
1,400,000	280,000	420,000	560,000	700,000	840,000	840,000	840,000	843,210	913,210
1,500,000	300,000	450,000	600,000	750,000	900,000	900,000	900,000	903,960	978,960
1,600,000	320,000	480,000	640,000	800,000	960,000	960,000	960,000	964,710	1,044,710
1,700,000	340,000	510,000	680,000	850,000	1,020,000	1,020,000	1,020,000	1,025,460	1,110,460
1,800,000	360,000	540,000	720,000	900,000	1,080,000	1,080,000	1,080,000	1,086,210	1,176,210
1,900,000	380,000	570,000	760,000	950,000	1,140,000	1,140,000	1,140,000	1,146,960	1,241,960
2,000 000	400,000	600,000	800,000	1,000,000	1,200,000	1,200,000	1,200,000	1,207,710	1,307,710
2 100,000	420,000	630,000	840,000	1,050,000	1,260,000	1,260,000	1,260,000	1,268,460	1,373,460
2,200,000	440,000	660,000	880,000	1,100,000	1,320,000	1,320,000	1,320,000	1,329,210	1,439,210
2,300,000	460,000	690,000	920,000	1,150,000	1,380,000	1,380,000	1,380,000	1,389,960	1,504,960
2,400,000	480,000	720,000	960,000	1,200,000	1,440,000	1,440,000	1,440,000	1,450,710	1,570,710
2,500,000	500,000	750,000	1,000,000	1,250,000	1,500,000	1,500,000	1,500,000	1,511,460	1,636,460
2,600,000	520,000	780,000	1,040,000	1,300,000	1,560,000	1,560,000	1,560,000	1,572,210	1,702,210
2,700,000	540,000	810,000	1,080,000	1,350,000	1,620,000	1,620,000	1,620,000	1,632,960	1,767,960
2,800,000	560,000	840,000	1,120,000	1,400,000	1,680,000	1,680,000	1,680,000	1,693,710	1,833,710

The preceding table shows the estimated annual benefits payable under the Company's non-contributory qualified defined benefit Pension Plan, the Company's non-contributory non-qualified defined benefit Mirror Pension Plan and the Company's Supplemental Executive Retirement Plan (based upon a 15-year period certain for the supplemental retirement benefit and a straight life annuity for both the qualified and non-qualified pension benefits) following retirement at age 65 for sample covered compensation amounts and lengths of plan participation, without regard to vesting and offsets, if any, for benefits under the Savings Plan or any predecessor plans and Social Security. At the end of 15 years, payment of amounts attributable solely to the Supplemental Executive Retirement Plan cease. The amounts shown in the preceding table which are attributable to the Supplemental Executive Retirement Plan would be reduced by $10,950, which is the amount attributable to 50% of the primary Social Security annual retirement benefit, based upon 2004 maximum levels for retirement in 2004 at age 65, and by annuitized amounts presumed to be paid from the Company's matching contribution made prior to July 1, 1994 under the Company's Savings Plan and a former profit-sharing plan of the Company.

The table does not show the additional "past service benefit" provided under the Supplemental Executive Retirement Plan to eligible executives who are unable to earn the maximum supplemental benefit by retirement at or after age 65 because the executive was hired by the Company after age 35. The past service benefit would add an additional benefit of 1% of the difference between covered compensation at retirement and annualized earnings at the time of joining the Company ("first year earnings") for each year by which the executive's age at date of hire exceeded 35. Messrs. Spooner and Newlin are currently subject to these provisions and their first year earnings and estimated years of service creditable as past service are as follows: Mr. Spooner, $315,000 with 12.94 years; and Mr. Newlin, $466,332 with 15.89 years.

Applicable approximate covered compensation and credited years of service as of December 31, 2004 for the combined pensions and supplemental executive retirement benefits for the individuals named in the Summary Compensation Table on page 23 are as follows: Mr. Schuman, $2,319,577 with 47.21 years; Mr. Baker, $618,745 with 15 years; Mr. Spooner, $714,420 with 10 years; Mr. Newlin, $570,000 with 1 year; Mr. Fritze, $417,687 with 24 years; and Mr. Bell, $418,840 with 25 years.

Covered compensation is based on the executive officer's average annual earnings during the five continuous years of highest earnings. In general, there is no material variation between compensation used to determine covered compensation and the base salary and bonus compensation of executive officers as reported in the Summary Compensation Table on page 23, with the exception of inclusion of payment of accrued but unused vacation at time of termination of employment, which payment is reportable as other annual compensation in the Summary Compensation Table on page 22. In the case of Mr. Schuman, $115,385 was included.

During 2004, the American Jobs Creation Act of 2004 (the "Act") added a new Section 409A to the Internal Revenue Code (the "Code") which significantly changed the federal tax law applicable to "amounts deferred" after December 31, 2004 under nonqualified deferred compensation plans. As a result, the Company adopted amendments to both its Mirror Pension Plan and Supplemental Executive Retirement Plan to temporarily freeze the accrual of benefits under those plans as of December 31, 2004. The amendments protected the "grandfathered" status of amounts deferred prior to January 1, 2005 and allowed such amounts to continue to be governed by the law applicable to nonqualified deferred compensation plans prior to the addition of Section 409A of the Code. The Secretary of Treasury and the Internal Revenue Service will issue regulations and/or other guidance with respect to the provisions of new Code Section 409A throughout 2005 and final amendments to comply with the Act are required by the end of 2005. The Company currently intends to rescind the freeze, following issuance of regulations to ensure compliance for post-2004 benefit accruals.

Effective January 1, 2003 the Company revised the benefit formula under its non-contributory qualified defined benefit Pension Plan from a formula determined primarily by average final compensation and years of service to a cash balance formula. The new cash balance formula applies only to employees hired on or after the January 1, 2003 effective date. Employees hired before January 1, 2003 continue to accrue benefits under the formula described above. Under the new cash balance benefit formula, a participant accrues a benefit amount at the end of each plan year equal to 5% of the participant's covered compensation for that plan year, plus an amount equal to interest based on 10-year Treasury rates applied to the participant's balance on the first day of that plan year. Covered Compensation is based on the participant's base salary and bonus compensation for a plan year. There is no material variation between compensation used to determine covered compensation and the base salary and bonus compensation reported in the Summary Compensation Table reported on page 22 hereof. Mr. Newlin is the only named executive officer covered under the cash balance benefit formula, since he became employed with the Company after January 1, 2003.

Since all named executive officers participate in the Company's Supplemental Executive Retirement Plan, which has a formula based on final average compensation and years of service, their total pension benefit at retirement would be calculated in accordance with the pension table notwithstanding participation in the cash balance formula of the qualified Pension Plan.

SEVERANCE POLICY AND SEVERANCE AGREEMENTS

The Company has a Change in Control Severance Compensation Policy (the "Policy"). The Policy applies to elected officers (other than assistant officers) of the Company, which includes each named executive officer listed in the Summary Compensation Table on page 22. The Policy, in general, runs until the later of either two years after a notice of termination of the Policy is given by the Board of Directors or, if a change in control has occurred, two years after a change in control.

Under the Policy, if within two years following a change in control the officer's employment with the Company is terminated without Just Cause (as defined in the Policy) or the officer voluntarily terminates his/her employment for Good Reason (as defined in the Policy), the officer is entitled to a severance payment. The severance payment is paid in a lump sum and is equal to the aggregate of (i) two times the sum of the officer's base salary plus target annual bonus; and (ii) a pro-rated portion of the target annual bonus for the year of termination. The officer also is entitled to payment of reasonable outplacement service fees up to 20% of base salary and continuation, for up to 18 months, of medical and dental health coverage at the cost the officer paid prior to termination of employment. It is a condition of the payment of such benefits that the officer provide the Company with a release from claims against the Company.

In addition, the Company's non-qualified Mirror Pension Plan and the Company's Supplemental Executive Retirement Plan discussed under the Pension Plan Table on page 27 provide that the interests of participants shall vest and become non-forfeitable upon a change in control of the Company. As discussed in that section, these plans were frozen as of December 31, 2004. Each named executive officer listed in the Summary Compensation Table on page 22 participates in such deferred compensation plans.

For the purpose of the Policy, and the defined compensation plans, the term "change in control" has the same meaning given it in the discussion found on page 24 at note (2) under the table "Option Grants in 2004."

LEADERSHIP TRANSITION ARRANGEMENTS

Following 47 years of service to the Company, Mr. Schuman resigned, effective July 1, 2004, as Chief Executive Officer of the Company. In connection with his resignation, and in order to facilitate the Company's transition to a new Chief Executive Officer and to retain Mr. Schuman's expertise, knowledge and contacts, Mr. Schuman and the Company entered into certain agreements dated February 28, 2004 (the "Transition Arrangements"). The Transition Arrangements, which were recommended by the Compensation Committee and approved by the Board of Directors, provide, among other things, that Mr. Schuman would:

  •
  continue to be employed by the Company through December 31, 2004, assisting the Company with the transition to the new Chief Executive Officer (Douglas M. Baker, Jr.);

  •
  continue as Chairman of the Board, which the Board anticipates will continue, until at least December 31, 2005;

  •
  receive a base annual salary for 2004 of $1,000,000 (which was unchanged from 2003), and annual compensation for 2005 of $500,000;

  •
  be entitled to a bonus (of not less than $750,000 if he remained employed through December 31, 2004, which he did) under the Company's Management Performance Incentive Plan if the performance goals for 2004 are met (which they were);

  •
  receive non-statutory stock options to acquire 310,000 shares of Common Stock, at a per-share exercise price of $27.32 (which was the fair market value on the date of grant, February 28, 2004), and which options vested upon his retirement;

  •
  serve as Chairman of the Company's charitable foundation if so elected by its board of directors and, as part of the Company's charitable giving program, jointly designate with the Company or foundation a total of $1,000,000 for gifts to one or more charitable organizations;

  •
  execute a mutual release with the Company; in addition, under a separate agreement, Mr. Schuman may not compete with the Company nor solicit for hire or interfere with the employment of any Company employee through December 31, 2005;

  •
  consult with the Company under a ten-year arrangement commencing January 1, 2005, in consideration for which the Company will (i) provide him with a leased vehicle, (ii) reimburse him for his costs in setting up and maintaining an office, (iii) reimburse him for his reasonable consulting-related expenses, and (iv) provide him with financial planning services and annual physical exams; and

  •
  not be considered a non-employee director of the Company for purposes of any Company agreement, plan, policy or arrangement which provides payments or benefits to non-employee directors.

In connection with his retirement on December 31, 2004, Mr. Schuman became entitled to receive the retirement benefits described below:

  •
  Defined Benefit Pension — An annual normal defined benefit pension benefit of $1,449,112 is payable, which is comprised of the regular retirement pension benefit for executives described under the Pension Plan Table located at page 27 hereof. As permitted by the terms of the plans, Mr. Schuman elected to receive this benefit in an actuarially equivalent form of a 100 percent joint and survivor annuity of $1,082,487 per year for his lifetime and the lifetime of his spouse should she survive him.

  •
  Defined Contribution Pension — Base salary and bonus previously deferred by Mr. Schumann and any matching contributions thereon made by the Company, under the Company's qualified 401(k) and nonqualified deferred compensation plans are vested and payable in a form elected by Mr. Schuman pursuant to the terms of those plans. His plan balances as of December 31, 2004 were $2,860,274 and $3,010,826 respectively. Seven percent of his MPIP bonus for 2004, which is payable by March 15, 2005, will be deferred under the non-qualified deferred compensation plan pursuant to an election made by Mr. Schuman in December 2003, but will be distributed in a lump sum after six months as a result of plan changes for deferrals after 2004 made in response to the new Code Section 409A.

  •
  Retiree Medical — As a retiree of the Company, Mr. Schuman is provided with medical benefits, the cost of which is fully subsidized by the Company, in accordance with the Company's retiree medical plan available generally to all retirees of the Company with 30 or more years of service who met certain grandfathering criteria in 1993.

  •
  Retiree Life Insurance — Mr. Schuman is provided retiree life insurance in the amount of $750,000 at an annual premium of $44,918 paid by the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents, as of December 31, 2004, compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	22,880,077	(1)(2)	$24.20	(2)	4,216,012
Equity compensation plans not approved by security holders	-0-		—		-0-
Total	22,880,077	(1)(2)	$24.20	(2)	4,216,012
(1)
Includes 147,572 Common Stock equivalents under our 2001 Non-Employee Director Stock Option and Deferred Compensation Plan. These Common Stock equivalents represent deferred compensation earned by non-employee directors and are excluded from the calculation of weighted average exercise price of outstanding options, warrants and rights in column (b) of this table.

(2)
Includes 15,872 shares of our Common Stock subject to stock options with a weighted-average exercise price of $27.52, which we assumed in connection with our acquisition of Alcide Corporation effective July 30, 2004. These assumed options are deemed exempt from shareholder approval under Rule 303A.08 of the New York Stock Exchange in accordance with our notice to the NYSE dated August 18, 2004. The respective Alcide plans were amended to prohibit future grants.

PROPOSAL TO APPROVE THE ECOLAB INC.
2005 STOCK INCENTIVE PLAN

Introduction — On February 26, 2005, the Board of Directors adopted the Ecolab Inc. 2005 Stock Incentive Plan (the "2005 Plan"), subject to stockholder approval at the Annual Meeting.

The 2005 Plan allows the Company to award eligible recipients:

  •
  options to purchase Common Stock that qualify as "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");

  •
  options to purchase Common Stock that do not qualify as Incentive Options ("Non-Statutory Options");

  •
  rights to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares ("Stock Appreciation Rights");

  •
  shares of Common Stock that are subject to certain forfeiture and transferability restrictions ("Restricted Stock Awards");

  •
  rights to receive the Fair Market Value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and /or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of certain performance criteria specified in the 2005 Plan or other objectives ("Stock Unit Award"); and

  •
  rights to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon achievement of certain performance criteria specified in the 2005 Plan or other objectives during a specified period ("Performance Awards").

Incentive Options and Non-Statutory Options are collectively referred to herein as "Options," and Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Unit Awards and Performance Awards are collectively referred to herein as "Incentive Awards."

The 2005 Plan is intended to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company's economic objectives.

The major features of the 2005 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which may be obtained from the Company. A copy of the 2005 Plan has also been filed electronically with the Securities and Exchange Commission as an appendix to this proxy statement, and is available through the Commission's website at http://www.sec.gov.

Summary of the 2005 Plan — All employees, consultants, advisors and independent contractors of the Company or any subsidiary will be eligible to receive Incentive Awards under the 2005 Plan. As of March 1, 2005, there were approximately 22,000 such persons employed by or otherwise in the service of the Company and its subsidiaries who would be eligible to receive awards under the 2005 Plan. Although not necessarily indicative of future grants under the 2005 Plan, approximately 800 of the 22,000 eligible recipients have been granted stock options or restricted stock awards under the Company's predecessor, shareholder-approved, long-term stock incentive programs.

A maximum of 12 million shares of Common Stock are reserved for issuance under the 2005 Plan. Under the terms of the 2005 Plan:

  •
  no participant may be granted Incentive Awards denominated in shares of Common Stock relating to more than 2 million shares of Common Stock in the aggregate during any calendar year.

  •
  no participant in the plan may be granted Incentive Awards denominated in cash in an amount in excess of $3 million in the aggregate during any calendar year; and

  •
  no more than 12 million shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options.

All of the foregoing share limitations are subject to adjustment for changes in the corporate structure or shares of the Company, as described below.

Shares of Common Stock that are issued under the 2005 Plan or that are potentially issuable pursuant to outstanding Incentive Awards reduce the number of shares remaining available, but the total number of shares that may be issued under the Plan will be reduced by one additional share for each share issued pursuant to a Restricted Stock Award, Stock Unit Award or Performance Award, or potentially issuable pursuant to an outstanding Restricted Stock Unit Award, Stock Unit Award or Performance Award. All shares so subtracted from the amount available under the Plan with respect to an Incentive Award that lapses, expires, is forfeited or for any reason terminates unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any other form other than shares of Common Stock will automatically again become available for issuance under the 2005 Plan. However, any shares not issued due to the exercise of an Option by a "net exercise" or the tender or attestation as to ownership of previously acquired shares (as described below), as well as shares covered by a Stock Appreciation Right, to the extent exercised, will not again become available for issuance under the 2005 Plan.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, appropriate adjustment will be made as to:

  •
  the number and kind of securities available for issuance under the 2005 Plan;

  •
  the limits on the numbers of shares that may be granted to a participant within any calendar year or that may be granted as Incentive Stock Options under the 2005 Plan; and

  •
  in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding Incentive Awards.

Administration — The 2005 Plan will be administered by the Board or by a committee of the Board. Any such committee will consist of not less than two members of the Board, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, who are "independent" as required by the listing standards of the New York Stock Exchange, and who are "outside directors" within the meaning of Section 162(m) of the Code. It is expected that the Compensation Committee of the Company's Board of Directors will administer the 2005 Plan. The Board of Directors or the committee administering the 2005 Plan are referred to as the "Committee." To the extent consistent with applicable Delaware corporate law and except with respect to participants subject to Section 16 of the Exchange Act or whose compensation in the fiscal year may be subject to the limits on deductible compensation pursuant to section 162(m) of the Code, the Committee may delegate its duties, power and authority under the 2005 Plan to any officers of the Company.

The Committee has the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and are consistent with terms of the Plan, including, the eligible recipients who will be granted one or more Incentive Awards under the 2005 Plan ("Participants"), the nature and extent of the Incentive Awards to be made to each Participant, the time or times when Incentive Awards will be granted, the duration of each Incentive Award, and the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee has the authority to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both, and may amend or modify the terms of outstanding Incentive Awards (except for any prohibited "re-pricing" of Options, discussed below) so long as the amended or modified terms are permitted under the 2005 Plan and any adversely affected Participant has consented to the amendment or modification.

The Committee may, in its sole discretion, amend the terms of the 2005 Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements, to otherwise protect the Company's or subsidiary's interests, or to meet objectives of the 2005 Plan, and may, where appropriate, establish one or more sub-plans for the purposes of qualifying for preferred tax treatment under foreign tax laws. This authority does not, however, permit the Committee to take any action:

  •
  to reserve shares or grant Incentive Awards in excess of the limitations provided in the 2005 Plan;

  •
  to effect any re-pricing of Options, as discussed below;

  •
  to grant Options having an exercise price less than 100% of the "Fair Market Value" (as defined below) of one share of Common Stock on the date of grant; or

  •
  for which stockholder approval would then be required pursuant to Section 422 of the Code, Section 162(m) of the Code or the rules of the New York Stock Exchange.

Except in connection with certain specified changes in the corporate structure or shares of the Company, the Committee may not, without prior approval of the Company's stockholders, seek to effect any re-pricing of any previously granted, "underwater" Option by:

  •
  amending or modifying the terms of the underwater Option to lower the exercise price;

  •
  canceling the underwater Option and granting replacement Options or Stock Appreciation Rights having a lower exercise price, Restricted Stock Awards, Stock Unit Awards or Performance Awards in exchange; or

  •
  repurchasing the underwater Options and granting new Incentive Awards under the 2005 Plan.

For purposes of the 2005 Plan, an Option is deemed to be "underwater" at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

Unless terminated earlier, the 2005 Plan will terminate at midnight on the tenth (10th) anniversary of its approval by the Company's stockholders. Incentive Awards outstanding at the time the 2005 Plan is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The Board may suspend or terminate the 2005 Plan or any portion of the plan at any time. In addition to the Committee's authority to amend the 2005 Plan with respect to Participants resident outside of the United States or employed by a non-U.S. subsidiary, the Board may amend the 2005 Plan from time to time in order that Incentive Awards under the 2005 Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the 2005 Plan will be effective without stockholder approval, if it is required under Section 422 of the Code, Section 162(m) of the Code or the rules of the New York Stock Exchange, or if the amendment seeks to modify the prohibitions on underwater Option re-pricing discussed above.

Termination, suspension or amendment of the 2005 Plan will not adversely affect any outstanding Incentive Award without the consent of the affected Participant, except for adjustments in the event of changes in capitalization or a "Change in Control" of the Company.

In general, no right or interest in any Incentive Award may be assigned or transferred by a Participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, upon a Participant's request, the Committee may permit a Participant to transfer all or a portion of a Non-Statutory Stock Option, other than for value, to certain of the Participant's family members or related family trusts, foundations or partnerships. Permitted transferees of Non-Statutory Stock Options will remain subject to all the terms and conditions of the Incentive Award applicable to the Participant.

Options — The exercise price to be paid by a Participant at the time an Option is exercised may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant. "Fair Market Value" under the 2005 Plan means the average of the reported high and low sale prices of the Common Stock during the regular daily trading session, as quoted in The Wall Street Journal reports of the New York Stock Exchange — Composite Transactions as of a specified date. The Committee may grant an Option with an exercise price above Fair Market Value. As of March 15, 2005, the Fair Market Value of a share of Common Stock on the New York Stock Exchange was $32.685.

The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee may allow exercise payments to be made, in whole or in part, by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the Company), by tender or attestation as to ownership of shares of Common Stock that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by a "net exercise" of the option (as further described below)

or by a combination of such methods. In the case of a "net exercise" of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares exercised. Any shares of Common Stock tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date.

The aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options may become exercisable for the first time during any calendar year by any Participant (and under all "incentive stock option" plans of the Company or any subsidiary) may not exceed $100,000. Any Incentive Stock Options in excess of these amounts will be treated as Non-Statutory Options.

Options may be exercised in whole or in installments, as determined by the Committee, and the Committee may impose conditions or restrictions to the exercisability of an Option, including that the Participant remain continuously employed by the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy certain performance criteria specified in the 2005 Plan ("Performance Criteria"). An Option may not become exercisable, nor remain exercisable after 10 years from its date of grant.

Stock Appreciation Rights — A Stock Appreciation Right is the right to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares. Stock Appreciation Rights will be subject to such terms and conditions, if any, consistent with the other provisions of the 2005 Plan, as may be determined by the Committee. The Committee will have the sole discretion to determine the form in which payment of the economic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except as provided below in connection with certain "tandem" grants. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant.

Stock Appreciation Rights may be granted alone or in addition to other Incentive Awards, or in tandem with an Option, either at the time of grant of the Option or at any time thereafter during the term of the Option. A Stock Appreciation Right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine), shall be exercisable at such time or times and only to the extent that the related Option is exercisable, have the same term as the Option and will have an exercise price equal to the exercise price for the Option. Upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an Option having a related Stock Appreciation Right, the Stock Appreciation Right will be canceled automatically to the extent of the number of shares covered by the Option exercise.

Restricted Stock Awards — A Restricted Stock Award is an award of Common Stock that vests at such times and in such installments as may be determined by the Committee and, until it vests, is subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of Restricted Stock Awards as it deems appropriate, including that the Participant remain continuously employed by the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy Performance Criteria.

Unless the Committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

Stock Unit Awards — A Stock Unit Award is a right to receive the Fair Market Value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and /or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of Performance Criteria or other objectives. Stock Unit Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the 2005 Plan, as may be determined by the Committee; provided, however, that in all cases payment of Stock Unit Award will be made within two and one-half months following the end of the tax year during which receipt of the Stock Unit Award is no longer subject to a "substantial risk of forfeiture" within the meaning of Section 409A of the Code (as discussed below).

Performance Award — A Participant may be granted one or more Performance Awards under the 2005 Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the 2005 Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria; provided, however, that in all cases payment of the Performance Award will be made within two and one-half months following the end of the tax year during which receipt of the Performance Award is no longer subject to a "substantial risk of forfeiture" within the meaning of Section 409A of the Code.

Qualification of Incentive Awards as "Performance-Based Compensation" Under Section 162(m) — Section 162(m) of the Code provides, with certain exceptions, that a publicly held corporation may not take a federal income tax deduction for compensation paid to a "covered employee" in excess of $1 million in a taxable year. A "covered employee" is the chief executive officer of the Company and any other officer who is among the four other most highly compensated officers employed by the Company at year-end. The $1 million deduction limit does not apply to compensation that meets the requirements for "performance-based compensation" under applicable Treasury Regulations. Compensation is "performance-based compensation" if, among other things:

  •
  it is payable solely on account of the attainment of one or more objective performance goals that are pre-established by a compensation committee of the board of directors that is comprised solely of two or more "outside directors;"

  •
  the material terms of the compensation and the performance goals are disclosed to stockholders and approved in a separate stockholder vote before the compensation is paid; and

  •
  the Committee certifies in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

At any time when the Committee is comprised solely of two or more outside directors meeting the requirements of Section 162(m), it may designate whether any Restricted Stock Awards, Stock Unit Awards or Performance Awards are intended to be "performance-based compensation." Restricted Stock Awards, Stock Unit Awards or Performance Awards designated as "performance- based compensation" will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more "Performance Criteria" set forth in the 2005 Plan, and the specific targets under such Performance Criteria will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). Options and Stock Appreciation Rights granted under the 2005 Plan need not be conditioned upon the achievement of Performance Criteria in order to constitute "performance-based compensation."

The Performance Criteria provided for in the 2005 Plan consist of net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and strategic plan development and implementation. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. The Committee may appropriately adjust any evaluation of performance under the Performance Criteria to reflect the impact of certain extraordinary events.

Approval of the 2005 Plan at the Annual Meeting will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2005 Plan, the Performance Criteria upon which awards intended as "performance-based compensation" may be made, and the grant of Options and Stock Appreciation Rights pursuant to the 2005 Plan for purposes of Section 162(m).

Change in Control of the Company — In the event a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either at the time of the grant of the Incentive Award or at any time after such grant, all Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms; all outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable; and any conditions to the payment of Stock Unit Awards and Performance Awards will lapse. In addition, the Committee in its sole discretion may determine that some or all Participants holding outstanding Options will receive cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control over the exercise price per share of the Options (or, in the event that there is no excess, that such Options will be terminated), and that some or all Participants holding Performance Awards will receive, with respect to some or all of the shares subject to the Performance Awards, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.

For purposes of the 2005 Plan a "Change in Control" of the Company occurs if:

  •
  A person or group acquires 25% or more of the Company's outstanding voting power. However, if the acquisition was approved by the Board of Directors, then a change in control occurs at 34% ownership. If the acquiring person, prior to becoming a 25% shareholder, has entered into (and is in compliance with) a shareholder agreement which imposes limits on the person's maximum Company shareholdings, then a change in control occurs only upon acquisition of 50% of the Company's voting power.

  •
  During any 36 consecutive month period, individuals who constitute the Board on the first day of the period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election relating to the election of directors) whose election or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the first day of such period (or whose election or nomination were previously so approved) shall cease for any reason to constitute at least a majority of the Board of Directors.

  •
  The Company engages in a merger or consolidation, other than a merger or consolidation in which the Company's voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the Company or the surviving entity immediately after the transaction and in which no person or group acquires 50% or more of the voting power of the Company or surviving entity.

  •
  The Company's stockholders approve a plan of complete liquidation or the Company sells all or substantially all of the Company's assets, other than to an entity with more than 50% of its voting power owned by the Company's stockholders in substantially the same proportion as their ownership of the Company immediately prior to the sale.

Effect of Termination of Employment or Other Services — If a Participant ceases to be employed by or perform other services for the Company and all subsidiaries, all Incentive Awards held by the Participant will be treated as set forth below unless provided otherwise in the agreement evidencing the Incentive Award or modified by the Committee in its discretion as set forth below.

Upon termination due to death or disability, all outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year (but in no event after the expiration date of the Option or Stock Appreciation Right), all Restricted Stock Awards then held by the Participant will become fully vested, and any conditions with respect to the payment of Stock Unit Awards and Performance Awards will lapse.

Upon termination due to retirement, all outstanding Options and Stock Appreciation Rights then held by the Participant will terminate, vest or continue to vest and remain exercisable to the extent provided in the agreement evidencing the Option or Stock Appreciation Right (but in no event will Options or Stock Appreciation Rights remain exercisable after their expiration date), all unvested Restricted Stock Awards then held by the Participant will be terminated, and all outstanding Stock Unit Awards and Performance Awards then held by the Participant will be terminated and forfeited. The Company's current practice under its 2002 Stock Incentive Plan is to accelerate the vesting of all options in full upon retirement, and to permit continued exercise for a period of five years thereafter or until the earlier termination of the options.

Upon termination for any reason other than death, disability or retirement, all rights of the Participant under the 2005 Plan and any award agreements will immediately terminate without notice of any kind, and no Options and Stock Appreciation Rights then held by the Participant will thereafter be exercisable, all unvested Restricted Stock Awards will be terminated and forfeited, and all outstanding Stock Unit Awards and Performance Awards then held by the Participant will be terminated and forfeited; provided, however, that if a termination is for any reason other than "cause" (as defined in the 2005 Plan), all outstanding Options and Stock Appreciation Rights then held by the Participant will remain exercisable to the extent exercisable as of such termination for a period of three months thereafter (but in no event after the expiration date of any such Option or Stock Appreciation Rights).

The Committee may at any time (including on or after the date of grant or following termination), in connection with a Participant's termination, cause Options or Stock Appreciation Rights held by the Participant to terminate, become or continue to become exercisable and/or remain exercisable, and Restricted Stock Awards, Stock Unit Awards or Performance Awards then held by the Participant to, terminate, vest and/or continue to vest or become free of restrictions and conditions to payment, as the case may be. In no case, however, will any Incentive Award remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the Committee's action, or beyond its expiration date, whichever first occurs, nor will any such action adversely affect any outstanding Incentive Award without the consent of the Participant.

Dividend Rights — Except as discussed above in connection with Restricted Stock Awards, no adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under Incentive Awards denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to stockholders generally at any time prior to the issuance of shares under Incentive Awards. In its discretion, however, the Committee may provide that a Participant will be entitled to receive dividend equivalents, in the form of a cash credit to an account for the benefit of the Participant, for any such dividends and distributions. The terms of any rights to dividend equivalents will be determined by the Committee and set forth in the agreement evidencing the Incentive Award, including the time and form of payment and whether such equivalents will be credited with interest or deemed to be reinvested in Common Stock. However, dividend equivalents in respect of Options and Stock Appreciation Rights will only be paid out in cash.

Federal Income Tax Consequences — The following description of federal income tax consequences is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual Participant who receives an Incentive Award.

Incentive Options — There will not be any federal income tax consequences to either the Participant or the Company as a result of the grant of an Incentive Option under the 2005 Plan.

The exercise by a Participant of an Incentive Option also will not result in any federal income tax consequences to the Company or the Participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the amount paid for the shares by the Participant will be includable in the Participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the Participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (as discussed below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered or attested to in payment of an Option exercise price.

If the Participant disposes of the shares acquired upon exercise of the Incentive Option, the federal income tax consequences will depend upon how long the Participant held the shares. If the Participant holds the shares for at least two years after the date of grant and at least one year after the date of exercise (the "holding period requirements"), then the Participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the Participant realized on disposition of the shares, and (ii) the option price at which the Participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

If the Participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the Participant will be required to report as ordinary income, in the year the Participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the Participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Options — Neither the Participant nor the Company incurs any federal income tax consequences as a result of the grant of a Non-Statutory Option. Upon exercise of a Non-Statutory Option, a Participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The Participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Statutory Option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term or short-term capital gain or loss, depending on the holding period.

In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Statutory Option for any amounts included in the taxable income of the Participant as ordinary income, or reported as taxable income of the Participant by the Company, pursuant to applicable information reporting requirements.

Stock Appreciation Rights — Neither the Participant nor the Company incurs any federal income tax consequences as a result of the grant of a Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, the Participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of Common Stock received by the Participant. The Company will be entitled to a compensation expense deduction for any amounts included by the Participant as ordinary income, or reported as taxable income of the Participant by the Company, pursuant to applicable information reporting requirements.

Restricted Stock Awards — With respect to shares issued pursuant to a Restricted Stock Award that are subject to a substantial risk of forfeiture, a Participant may file an election under Section 83(b) of the Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). The Company will receive a corresponding tax deduction (provided that the award is not otherwise subject to the limitations of Section 162(m)) when such amounts are included in taxable income by the Participant as ordinary income, or reported as taxable income of the Participant by the Company pursuant to applicable information reporting requirements. If a Section 83(b) election is made, the Participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the Restricted Stock Award.

A Participant who does not make a Section 83(b) election within 30 days of the transfer of a Restricted Stock Award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. The Company will receive a corresponding tax deduction (provided that the award is not otherwise subject to the limitations of Section 162(m)) when the amount is included by the Participant as ordinary income, or reported as taxable income of the Participant by the Company pursuant to applicable information reporting requirements. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Restricted Stock Award as to which the restrictions have lapsed, any gain or loss will be treated as long- term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

Stock Unit Awards and Performance Awards — Neither the Participant nor the Company incurs any federal income tax consequences as a result of the grant of a Stock Unit Award or a Performance Award. Upon payment of a Stock Unit Award or Performance Award in cash, the Participant will include the amount paid as ordinary income in the year the payment was received; if payment is made in stock, the Participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received. In each case, the Company will receive a corresponding tax deduction, (provided that the award is not otherwise subject to the limitations of Section 162(m)), when the amount is included by the Participant as ordinary income, or reported as taxable income of the Participant by the Company, pursuant to applicable information reporting requirements.

At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Stock Unit Award or Performance Award, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

Excise Tax on Parachute Payments — The Code imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code, and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of Options or the vesting of Restricted Stock Awards or Performance Awards upon a change in control of the Company may constitute parachute payments, and in certain cases, "excess parachute payments."

Section 409A — The foregoing discussion of tax consequences of Incentive Awards assumes that the Incentive Award discussed is either not subject to Section 409A of the Code, or has been structured to comply with its requirements.

Section 409A, as added by the American Jobs Creation Act of 2004, provides new tax rules for deferred compensation that is deferred or becomes vested after December 31, 2004. In the event an Incentive Award is a "deferred compensation arrangement" subject to Section 409A and it fails to comply, in operation or form, with the requirements of Section 409A, the affected Participant would generally have immediately taxable income on the amount "deferred," would be required to pay an additional 20% income tax, and must pay interest on the tax that would have been paid but for the deferral.

Under the terms of the 2005 Plan, the Committee will determine whether Incentive Awards are subject to Section 409A of the Code, and will seek to provide additional, written terms and conditions determined necessary or desirable to cause any Incentive Awards subject to Section 409A to comply in form with its requirements. With respect to Incentive Awards subject to Section 409A, the Committee will administer the 2005 Plan in a manner that is intended to comply with the requirements of Section 409A and any regulations or rulings issued thereunder.

Section 162(m) — As discussed above, Section 162(m) of the Code limits the Company's ability to deduct compensation in excess of $1 million paid to each of the Company's chief executive officer and any other officer who is among the four other most highly compensated officers, subject, however, to an exception for "performance-based compensation." Assuming stockholder approval of the 2005 Plan at the Annual Meeting and the Company's compliance with the other requirements of Section 162(m), compensation expense resulting from the exercise of Options and Stock Appreciation Rights under the 2005 Plan and the issuance of shares under Restricted Stock Awards, Stock Unit Awards or Performance Awards contingent upon the Performance Criteria set forth in the 2005 Plan are expected to qualify as "performance-based compensation" excepted from the limit of Section 162(m). Compensation expense in connection with any other Incentive Award under the 2005 Plan will be subject to 162(m) deduction limitation.

Incentive Awards Under the 2005 Plan — As of the date of this Proxy Statement, the Committee has not approved any awards under the 2005 Plan. Neither the number nor types of future 2005 Plan awards to be received by or allocated to particular Participants or groups of Participants is presently determinable; however, as noted above, no Participant in the 2005 Plan may be granted any Incentive Awards relating to more than 2 million shares of Common Stock in the calendar year.

Board of Directors' Recommendation — The Board of Directors recommends that the stockholders vote FOR approval of the 2005 Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the 2005 Plan. Incentive Awards will not be granted under the 2005 Plan if the 2005 Plan is not approved by the stockholders.

STOCKHOLDER PROPOSAL TO ADOPT
"DIRECTOR ELECTION MAJORITY VOTE STANDARD"

A stockholder, The United Brotherhood of Carpenters Pension Fund, has notified the Company of its intention to propose the following item of business at the Annual Meeting. Proxy regulations require the Company to present the proposal and the supporting statement. Following the stockholder's proposal and supporting statement is the response of our Board of Directors. While the stockholder recommends you vote FOR this proposal, our Board of Directors unanimously recommends you vote AGAINST this proposal. The text of the proposal is as follows:

Resolved:    That the shareholders of Ecolab Inc. ("Company") hereby request that the Board of Directors initiate the appropriate process to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement:    Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company's certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors "shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors."

Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company's director election vote standard. Specifically, this shareholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company's current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

Under the Company's current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are "withheld" from that director nominee. So even if 99.99% of the shares "withhold" authority to vote for a candidate or all the candidates, a 0.01% "for" vote results in the candidate's election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company's governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.

We urge your support of this important director election reform.

Response of the Board of Directors — The Board of Directors unanimously recommends a vote AGAINST the foregoing proposal for the following reasons:

As noted in the proposal, our Company is incorporated in Delaware and is subject to its laws. Our directors are currently elected by a plurality of the votes cast by stockholders — that is, the directors receiving the most affirmative votes are elected. The plurality vote standard that the proponent seeks to replace is the default system under Delaware law and is the standard used by most public companies. The Board believes that the plurality standard is fair and impartial and serves the best interests of the Company's stockholders. There is no reason to believe that departing from the mainstream of corporate America and adopting the proponent's system would result in a stronger board or more effective corporate governance.

While the proponent tries to illustrate its point by imagining a 99.99% withheld vote for director nominees, the reality of stockholder voting for Company director nominees has been far different. During the past five years, the maximum "withheld" vote — effectively a "no" stockholder vote — for any Company director nominee was less than 8% of the shares voting at each annual meeting of stockholders. During each annual meeting in this time period, every director nominee received the affirmative vote of more than 90% of the shares voting at each meeting. Adopting the proposal to depart from the Company's plurality voting requirement would have had no effect on the outcome of our election process during the past five years.

But even if the Fund's proposal were adopted and at a future election enough stockholder votes were withheld to prevent a director from receiving a majority vote, the Board believes that the best interests of the Company's stockholders would not be served. For example, if withheld votes aggregated just over 50% of the votes cast, a director receiving just under a majority of the votes cast would not be elected. Similarly, if there were more candidates nominated than the number of open board seats the stockholder vote could be spread in such a way that no nominee received a majority of the votes cast. In either case, the nominee director preferred by the stockholders would not be elected and the remaining directors could determine that incumbent directors continue to serve. If the election was to fill a Board vacancy, the remaining directors would either fill the vacancy or leave the position vacant. All of these alternatives are less democratic and, in the view of the Company's Board of Directors, less desirable than the current system of electing directors by a plurality vote.

Board of Directors' Recommendation — The Board of Directors unanimously recommends a vote AGAINST the Fund's proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted AGAINST approval of the proposal.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written Charter and the functions of the Committee are described under the heading "Board Committees — Audit Committee" on page 8 hereof. The Audit Committee's Charter recognizes that (i) it is the responsibility of management to prepare the Company's financial statements in accordance with Accounting Principles Generally Accepted in the United States of America and to maintain an effective system of financial control; and (ii) it is the responsibility of the independent auditors to plan and conduct the annual audit and express their opinion on the consolidated financial statements in accordance with professional standards. As recognized in the Charter, the Committee's responsibilities include overseeing the work of the participants in the financial reporting and control process.

In this context, the Audit Committee has (i) reviewed and discussed the audited consolidated financial statements of the Company as of December 31, 2004 and for the year then ended (the "Financial Statements") with management which has represented that the Financial Statements were prepared in accordance with Accounting Principles Generally Accepted in the United States of America, (ii) discussed the Financial Statements with PricewaterhouseCoopers LLP (our independent registered public accounting firm), including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committee), and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP their independence. The Committee has also considered whether PricewaterhouseCoopers LLP's provision of non-audit services as described below under the heading "Audit Fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Richard U. De Schutter	Joel W. Johnson
James J. Howard	Robert L. Lumpkins
William L. Jews

Dated: February 24, 2005

AUDIT FEES

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP ("PwC") for the years ended December 31, 2004 and 2003.

Fee Category	2004	2003

Audit Fees(1)(4)	$4,787,000	$2,763,000
Audit-related Fees(2)(4)	$320,000	$396,000
Tax Fees(3)(4)	$504,000	$788,000
All Other Fees(4)	-0-	-0-
(1)
Fees and expenses paid to PwC for: (i) annual audit (annual audit and quarterly reviews of the consolidated financial statements required to be performed in accordance with generally accepted auditing standards); (ii) 404 attestation services (attestation services relating to the report on the Company's internal controls as specified in Section 404 of Sarbanes-Oxley Act) — for 2004, the aggregate fees and expenses were $1,566,000; (iii) statutory audits (statutory audits or financial audits and related tax services and accounting consultations for subsidiaries or affiliates required to be performed in accordance with local regulations); (iv) regulatory financial filings (services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents) and assistance in responding to SEC comment letters); and (v) consultations on accounting and disclosure matters (consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies).

(2)
Fees and expenses paid to PwC for: (i) agreed-upon procedures (agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory matters); (ii) attest services (attest services related to the Ecolab Foundation); (iii) employee benefit plan audits (financial statement audits of pension and other employee benefit plans); and (iv) Sarbanes-Oxley readiness.

(3)
Fees and expenses paid to PwC for: (i) U.S. federal, state and local tax compliance (preparation and/or review of tax returns including sales and use tax, excise tax, income tax and property tax, as well as, consultation regarding applicable handling of items for tax returns, required disclosures, elections and filing positions available to the Company); (ii) U.S. federal, state and local tax advice (assistance with tax audits, technical interpretations, applicable laws and regulations, tax advice on mergers, acquisitions and restructurings); (iii) international non-U.S. tax compliance (preparation and review of income, local, VAT, and GST tax returns or other tax filings, required disclosures, elections and filing positions available to the Company); (iv) international non-U.S. tax advice (assistance with tax examinations (but not legal or other representation in tax courts or agencies), advice on various matters including foreign tax credit, foreign income tax, tax accounting, foreign earnings and profits, U.S. treatment of foreign subsidiary income, VAT, GST, excise tax or equivalent taxes in the jurisdiction, and tax advice on restructurings, mergers, and acquisitions); (v) transfer pricing (advice and assistance with respect to transfer pricing matters, including preparation of reports used by the Company to comply with taxing authority documentation requirements regarding royalties and inter-company pricing and assistance with tax exemptions); and (vi) expatriate tax services (preparation of individual income tax returns, advice on impact of changes in local tax laws and consequences of changes in compensation programs or practices).

(4)
No fees in this category relate to engagements for which the pre-approval requirement was waived under the de minimus exception.

All of the professional services provided by PwC in 2004 and 2003 were approved or pre-approved in accordance with policies of the Audit Committee and the Company. The Audit Committee has pre-approved projects for certain permissible non-audit services. Under the policy, requests for pre-approvals of permissible non-audit services must be accompanied by detailed documentation regarding specific services to be provided. The policy specifies that:

  •
  annual pre-approval of the audit engagement (including internal control attestation) is required;

  •
  the independent auditor may not provide prohibited services;

  •
  annual pre-approval is provided for employee benefit plan audits and special audits, as well as other attestation services;

  •
  management and the independent auditors report to the Committee at each meeting on all non-audit service projects and related fees;

  •
  all services and fees are reviewed annually; and

  •
  the Committee Chair has been delegated authority to approve specific permissible non-audit service projects and fees to ensure timely handling of unexpected matters.

Examples of permissible non-audit services under the policy include: (i) merger/acquisition due diligence services; (ii) attest services; (iii) tax compliance, filings and returns; (iv) expatriate tax services; and (v) tax planning services, provided that such services are limited to projects having "known or accepted" outcomes.

PROPOSAL TO RATIFY APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") as independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2005 and to perform other appropriate services. Representatives of PwC are expected to be present at our Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

PwC has provided professional services to the Company in 2004, the aggregate fees and expenses of which are reported on page 44.

Board of Directors' Recommendation — The Board of Directors recommends that the Stockholders vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm. Under the laws of the State of Delaware, stockholder ratification of the appointment of independent registered public accounting firm is not required. However, the Board deems it advisable to submit the appointment of PwC for stockholder consideration and ratification. If the appointment of PwC is not ratified, the Audit Committee will reconsider the matter, but will not be required to change its decision to appoint PwC as independent registered public accounting firm. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance — Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules of the Securities and Exchange Commission (the "SEC") thereunder, requires our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of their ownership and changes in ownership of our Common Stock with the SEC. The Company believes that all Section 16(a) filing requirements applicable to our directors, executive officers and persons who own more than 10 percent of our Common Stock were complied with, except as follows: (i) a Form 4 filed by Mr. Howard on March 15, 2001 failed to report his sale of 515 shares (1,030 shares on a post-split basis), on March 8, 2001, however, upon becoming aware of this omission, Mr. Howard filed an amended Form 4 on May 18, 2004 to report the sale; and (ii) Henkel Corporation failed to timely file a Form 3 in December 2004, however, Henkel Corporation's late Form 3 was filed with the SEC on January 10, 2005.

Proxy Solicitation Costs — We will bear the cost of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks or other nominees for forwarding proxy material to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, the Internet or personally. We have retained Georgeson Shareholder Communications, Inc., 17 State

Street, New York, NY 10004, to aid in the solicitation of proxies for a fee not to exceed $10,000 plus expenses. Proxies may also be solicited by certain directors, officers and employees of the Company without extra compensation.

Householding Information — Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy soliciting material. This means that you and other holders of our Common Stock in your household may not receive separate copies of the Company's Proxy Statement or Annual Report. We will promptly deliver an additional copy of either document to any stockholder upon request to: Corporate Secretary, Ecolab Inc., 370 Wabasha Street North, Saint Paul, MN 55102; telephone (651) 293-2233; or e-mail investor.info@ecolab.com.

Voting by Plan Participants — Generally, you will receive only one proxy card covering all the shares you hold:

  •
  In your own name;

  •
  In the Dividend Reinvestment Plan sponsored by Computershare Investor Services, LLC, if any; and

  •
  If you are employed by Ecolab in the United States, Puerto Rico, or Canada,

  i)
  in the Ecolab Savings Plan and ESOP*; plus

  ii)
  in the Ecolab Stock Purchase Plan administered by Computershare Limited or the Ecolab Canada Share Purchase Plan administered by Fastrak Systems, Inc.

  *If you participate in the Ecolab Savings Plan and ESOP (the "Plan"), you are entitled to direct Fidelity Management Trust Company (the "Trustee") to vote (or not to vote) the equivalent number of shares of Common Stock credited to your Plan account. Your proxy card will serve as a voting instruction to the Trustee and if your instructions are timely received, the Trustee will follow your voting instructions. If you do not timely submit your voting instructions the Trustee will vote your Plan shares in the same proportion as to each respective proposal as the shares for which voting instructions have been received from other Plan participants. To allow sufficient time for voting of your shares by the Trustee, your voting instructions should be received by May 3, 2005 to ensure tabulation.

If you hold Ecolab shares through any other Ecolab plans, you will receive voting instructions from that plan's administrator.

                      By Order of the Board of Directors

                      Lawrence T. Bell
                      Senior Vice President,
                      General Counsel and Secretary

March 31, 2005

APPENDIX A

CORPORATE GOVERNANCE PRINCIPLES

DIRECTORS

Composition and Qualifications

No more than three Board members shall be from current Management. These Management members normally would be the Chief Executive Officer, the Chairman (if an Ecolab employee and not the CEO) and the President (if an Ecolab employee and not the CEO), but may be any other officer deemed appropriate by the Board.

It is desired that the members of the Board represent a geographical dispersion and variety of business disciplines so as to bring to the work of the Board a diversity of experience and background with the predominance of members being chief or executive officers from different industries. A continuing effort shall be made to seek well-qualified women and minority group members for the Board, but these persons must be sought out and evaluated as individuals rather than as representatives of specific groups.

Independence

The Board will have a majority of independent directors who meet the criteria required for independence by law, the rules and regulations of the SEC and the New York Stock Exchange listing standards.

Limitations on Other Directorships

The CEO shall pre-clear service as a director of another company with the Governance Committee of the Board.

The number of Boards of publicly traded companies or Audit Committees thereof on which outside directors sit should not exceed three (in addition to the Corporation) without the concurrence of the Governance Committee and may not, in any event, constitute a conflict of interest.

Selection of Directors

All directors are encouraged to submit to the Governance Committee the name of any person deemed qualified to serve on the Board, together with information on the candidate's qualifications. The Governance Committee will screen and submit to the full Board the names and biographical information of those persons considered by the Committee to be viable candidates for election as directors.

Director Orientation and Continuing Education

An orientation program is presented for each new director to acquaint him/her with the business, financial picture, compliance policies and other policies relevant to directors. In addition, a director information manual, which contains information about the Corporation, director compensation and indemnification, and other relevant matters, will be distributed to directors and periodically updated.

The Governance Committee will arrange continuing education programs, to allow for tailored in-house programs or the attendance at outside accredited programs, as frequently as determined appropriate by the Board.

Change of Principal Occupation

A director who ceases to occupy the position of principal employment held at the time of election to the Board shall offer his/her resignation for consideration by the Board. The Governance Committee will review the circumstances and make a recommendation to the Board as to whether the resignation should be accepted.

Service Limitations of Directors

A CEO who retires as an employee of the Corporation may continue to serve on the Board until the next annual meeting following retirement.

A non-employee director who attains age 70 shall submit his/her resignation as a director, to take effect at the time of the next annual meeting of stockholders.

The appropriateness of a director's continuation on the Board is reviewed when the Board designates a slate of directors for re-election by the stockholders. Accordingly, the Board does not have a policy establishing term limits.

Duty of Loyalty and Confidentiality

Directors owe to the Corporation a duty of loyalty and a duty of diligence in carrying out their responsibilities. Directors shall deal in strict confidence with all material, non-public matters involving the Corporation. Such material, non-public information shall not be disclosed to anyone other than Board members without the express agreement or direction of the Board.

Attendance and Information Review

Directors shall make a diligent effort to achieve regular attendance at Board and Committee meetings, and to carefully review the information furnished by Management with respect to matters requiring Board or Committee action or monitoring. Directors also have a responsibility, with the assistance of Management, to maintain a current understanding of developments in the industry and to be familiar with the Corporation's operations and its strengths and weaknesses.

Conflicts of Interest

Directors shall promptly disclose to the Board any situation which could reasonably be considered as a conflict of interest with service as a director, or having the appearance of such. Both the existence of the interest and the nature thereof (e.g., financial, family relationship, professional, charitable or business affiliation) should be disclosed.

Board Interaction with Corporate Constituencies

The Board believes that Management speaks for the Corporation. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies but this would be done only at the request of the CEO.

Compensation of Directors

To attract and retain qualified directors, non-employee director remuneration and benefits should be fully competitive and will be reviewed annually to ensure that it meets this standard. This review should be conducted by the Compensation Committee, which shall issue a report and recommendation to the Board for decision. Corporation stock should constitute a meaningful component of director compensation.

Director Stock Ownership Guidelines

Directors should have a financial stake in the Corporation. Directors are expected to acquire Corporation stock or stock equivalents having a value equal to at least five times the annual retainer for directors, within a period of three to five years after election.

BOARD ORGANIZATION

Board Leadership

The office of Chairman and CEO may or may not be held by one person. The Board believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best in the circumstances.

Executive Sessions of Non-Management Directors

Portions of regular meetings may be set aside for the outside directors to meet privately with the CEO, and the non-management directors shall also meet privately without the CEO on a regular basis.

Presiding Director

The Board will formally adopt a procedure regarding a presiding director for executive sessions of the non-management directors. Currently, the process is for rotation among the Chairs of the Board Committees, beginning with the Chair of the Governance Committee, then continuing with Compensation, Finance and Audit. The term will start on January 1 of each year. The Board will adopt and disclose a policy regarding a method for interested parties to communicate with the presiding director.

Size

The size of the Board may vary from time to time, but shall preferably be not less than 11 or more than 15 members. This size should accommodate the objectives of effective discussion and decision-making, adequate staffing of Board Committees, and desired mix of Management and non-employee directors.

Board Committees

The Board believes its current Committee structure, comprised of an Audit, Compensation, Finance and Governance Committee, is appropriate. However, the Board annually reviews its Committee structure as well as the Charter and composition of each Committee and will make modifications as necessary. The Board reviews the Committee membership when it annually reappoints its Committees and, therefore, does not have a fixed policy on rotation of Committee memberships. The Audit, Compensation and Governance Committees will be composed entirely of directors who meet the criteria required for independence by law, the rules and regulations of the SEC and the New York Stock Exchange listing standards. Directors who are not independent may attend (but may not vote at) meetings of Committees.

BOARD OPERATIONS

Board Meetings

The CEO and Chairman (if the two offices are separated) shall establish the agendas for Board meetings, taking into consideration the "core" agenda items and regular meeting dates that the Board establishes in advance. The Board shall be free to suggest agenda topics and the CEO will seek Board input on agenda items. Board meetings will, in general, focus on strategic issues rather than on operational issues.

Appropriate Information and Access

Directors are entitled to an adequate information flow from Management. They should be provided with an agenda and (to the extent practicable) appropriate supporting materials in advance of Board and Committee meetings. Directors are also entitled to direct access to the Corporation's independent auditors, the Internal Audit Department and to Management. The CEO should be kept advised of substantive contacts in this regard.

Ability to Retain Advisors

The Board and its Committees may, as it deems necessary or appropriate and at the Corporation's expense, obtain advice and assistance from internal or external legal or other advisors.

Meeting Attendance by Non-Directors

The CEO selects senior executives to attend meetings to make presentations to the Board which provides the Board with the opportunity to evaluate senior executives.

Committee Meetings

Meeting frequency and agenda items for Committee meetings shall be fixed by the CEO and Chairman in conjunction with the Committee Chair, taking into account the regular Committee meeting schedule and core agendas annually fixed by the Board. The Committee Chair will report to the full Board at each regular meeting on Committee actions and recommendations.

Assessing the Board's Performance

The Board shall ensure that a process is in place, utilizing the Governance Committee, to annually review and assess the Board's performance with a goal of improving the effectiveness of the Board as a whole.

CEO Evaluation

The Board will ensure that a process is in place, utilizing the Governance Committee, to annually evaluate CEO performance and to provide a summary of the Board's review to the CEO. The process shall ensure that each outside director has the opportunity to provide written or oral input prior to the evaluation being provided to the CEO.

Succession Planning and Management Development

Annually, and more often if required, the CEO shall report to the Board on succession planning. Upon the death, incapacity or temporary absence of the CEO, the Chairman of the Governance Committee shall, consistent with the Corporation's current succession plan, designate an acting CEO until further act of the Board. Additionally, the CEO and other appropriate members of Management, as selected by the CEO, shall report annually to the Board on the Company's program for Management development, including diversity.

APPENDIX B(i)

AUDIT COMMITTEE CHARTER

Membership and Organization

The members of the Audit Committee shall be comprised of not less than three directors. The Committee shall meet the independence, financial experience and other requirements established by law, the rules and regulations of the Securities and Exchange Commission, and the New York Stock Exchange listing standards, and possess the personal characteristics appropriate to the Committee's role. The members of the Audit Committee shall be appointed by the Board upon the recommendation of the Governance Committee. Audit Committee members may be replaced by the Board.

Objective

The Committee shall fulfill, and assist the Board of Directors' oversight of, their responsibilities to monitor (1) the quality and integrity of the Corporation's consolidated financial statements and Management's financial control of operations, (2) the qualifications, independence and performance of the independent accountants, (3) the role and performance of the internal audit function and (4) the Corporation's compliance with legal and regulatory requirements. In performing its duties, the Committee shall maintain effective working relationships with the Board of Directors, Management, the internal auditors and the independent accountants.

The Committee's authorities and responsibilities as set forth herein are intended to assist it and the Board of Directors in its monitoring and oversight role. It remains the responsibility of Management to prepare complete and accurate financial statements in accordance with GAAP, to maintain financial control of operations and assure compliance with laws and regulations. It remains the responsibility of the independent accountants to plan and conduct the annual audit and express their opinion on the consolidated financial statements in accordance with professional standards.

Authority

The Committee shall oversee the work of the other participants in the financial reporting and financial control process. To facilitate that role:

  •
  It is expressly recognized that the independent accountants report directly to the Committee. The Committee, in its capacity as a committee of the Board, has the sole authority and direct responsibility to select, appoint, retain, compensate, oversee, and where appropriate, terminate and replace the independent accountants for the purpose of preparing or issuing an audit report or related work. The Committee shall determine appropriate funding for the payment of (i) compensation to the independent accountants, (ii) compensation to any advisers employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, and the Corporation shall provide such funding.

  •
  The Committee (i) shall have unrestricted access to the Corporation's personnel and records and will be given the resources to discharge its duties, (ii) may conduct investigations into matters brought to its attention during the conduct of its duties and may meet with the Corporation's outside counsel and General Counsel, and retain for advice or assistance special legal, accounting or other consultants or advisers having special competence, as it determines necessary or appropriate to carry out its duties and at the Corporation's expense, and (iii) may advise the independent accountants, the internal Audit Services Vice President and any other participant in the financial reporting and financial control process that they may at any time communicate directly with the Committee on a confidential basis.

  •
  The activities and findings of the Committee shall be reported to the Board and minutes of Committee meetings shall be prepared and sent to each member of the Board.

B(i)-1

Responsibilities

1.    Financial Reporting:    Monitor and make recommendations concerning the integrity of the consolidated financial statements and related disclosures made by Management, and Management's procedures to comply with laws and regulations governing such statements and disclosures. Without limitation, the Committee shall:

  (a)
  Review, approve and preapprove, as applicable, the scope and extent of services to be provided by the independent accountants during the year, including their audit examination and staffing for the audit, permissible non-audit services, and audit, audit-related, tax, and all other fees. Except as prohibited by law and at the discretion of the Committee, the Chair of the Committee may represent the Committee for the purpose of such preapprovals.

  (b)
  Review factors related to the independence of the independent accountants. This shall include (i) ensuring receipt on a periodic basis, of a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Corporation consistent with Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as may be modified or supplemented, (ii) reviewing audit and all other fees and considering whether the provision of services is compatible with maintaining the independence of the independent accountants, (iii) actively engaging in dialogue with the independent accountants with respect to any disclosed relationships or services which may impact the objectivity and independence of the independent accountants, and (iv) taking appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

  (c)
  Review and discuss with Management and the independent accountants, the audited annual consolidated financial statements, prior to filing the Form 10-K, and the quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Without limiting the Committee, this review shall encompass major issues regarding accounting and auditing principles and practices, significant financial reporting issues, and judgments made in connection with the preparation of the consolidated financial statements, major difficulties or disagreements with Management which occurred in the course of the audit, as well as any other matter to be discussed with the independent accountants, pursuant to § SAS 61 ("Codification of Statements on Auditing Standards, AU § 380") as may be modified or supplemented. At the discretion of the Committee, the Chair of the Committee may represent the Committee for the purpose of the quarterly, but not annual, review.

  (d)
  Recommend to the Board of Directors, based on its review and discussions referred to in 1(b)-(c) whether the audited consolidated financial statements should be included in the Company's Annual Report on Form 10-K.

  (e)
  Assess and discuss the recommendations contained in the independent accountants' "Report to Management" and obtain and review any other required reports from the independent accountants.

  (f)
  Review a report from the independent accountants on their quality control procedures and any issues raised in most recent peer reviews and internal reviews, and governmental or professional authorities' investigations within the preceding five years.

  (g)
  Obtain assurances from the independent accountants relating to Section 10A of the Private Litigation Reform Act.

  (h)
  If the year-end earnings press release is published prior to the Committee meeting envisioned in 1(c), or a quarterly press release is published prior to a scheduled Committee meeting, review and discuss with Management and the independent accountants the year-end or quarterly financial results as well as earnings press releases prior to the issuance

B(i)-2

    of the earnings press release, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each instance in which the Corporation may provide financial information or earnings guidance. At the discretion of the Committee, the Chair of the Committee may represent the Committee for the purpose of this review.

  (i)
  Review and monitor the process Management has established to ensure the integrity of interim reporting and review and discuss the interim results with Management and the independent accountants prior to the issuance of the quarterly earnings press release. At the discretion of the Committee, the Chair of the Committee may represent the Committee for the purpose of this review.

  (j)
  Review major changes to the Corporation's accounting principles, including critical accounting policies, as proposed by Management.

  (k)
  Review periodically the impact of significant accounting or reporting developments which may affect the Corporation.

  (l)
  Review periodically with Management the Corporation's major financial risk exposures and the steps Management has taken to monitor, manage and mitigate such exposures.

  (m)
  Review and resolve any disagreements or audit problems or difficulties between Management and the independent accountants regarding financial reporting.

  (n)
  Ensure that the lead and concurring partners on the audit engagement rotate off the engagement after five consecutive years and, upon rotation, be subject to a five-year cooling off period before they may return to the engagement. Other audit partners on the audit engagement team shall rotate after no more than seven years and be subject to a two-year cooling off period.

2.    Internal Accounting Control:    Monitor and make recommendations concerning the effectiveness of the Corporation's system of internal controls. Without limitation, the Committee shall:

  (a)
  Review the appointment and replacement of the internal Audit Services Vice President.

  (b)
  Review and evaluate the activities, organizational structure, qualifications and performance of the Internal Audit Department.

  (c)
  Inquire of the internal Audit Services Vice President and the independent accountants the extent to which their planned audit scope can be relied on to detect material weaknesses in internal controls, the occurrence of fraudulent financial reporting, and in the case of the independent accountants, illegal acts as contemplated by Section 10A of the Securities Exchange Act of 1934.

3.    Performance of Independent Accountants:    Review and evaluate the qualifications and performance (including their compliance with independence requirements) of the independent accountants.

4.    Corporate Compliance:    Monitor and make recommendations concerning the Corporation's procedures to maintain effective controls against employee conflict of interest and fraud and comply with related laws. Without limitation, the Committee shall:

  (a)
  Review Management's program to monitor compliance with the Corporation's Code of Conduct and the Foreign Corrupt Practices Act.

  (b)
  Review significant related party transactions.

  (c)
  Review the policies and procedures in effect for the review of officer expenses and purchases.

B(i)-3

  (d)
  Review the findings of any relevant examinations by the Securities and Exchange Commission.

  (e)
  Set hiring policies for employees or former employees of the independent auditors.

5.    Performance Review:    Perform an annual review and evaluation of the performance of the Committee.

6.    Charter Recommendation:    Annually review and assess the adequacy of the Committee Charter and make recommendations to the Board of Directors relating to the Committee's Charter and the Committee's core meeting agenda for the upcoming year.

7.    Private Meetings:    Meet privately on a regular basis with representatives of the independent accountants, Management (for example the Chief Financial Officer and the Chief Accounting Officer) and the Internal Audit Department.

8.    Audit Committee Report:    Ensure preparation of the report required by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

9.    Complaint Procedures:    Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and (ii) confidential anonymous submissions by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

B(i)-4

APPENDIX B(ii)

COMPENSATION COMMITTEE CHARTER

Membership and Organization

The members of the Compensation Committee shall be comprised of not less than three directors. The Committee members shall meet the independence and other requirements established by law, the rules and regulations of the Securities and Exchange Commission, and the New York Stock Exchange listing standards. The members of the Compensation Committee shall be appointed by the Board upon the recommendation of the Governance Committee. Compensation Committee members may be replaced by the Board.

Authority and Responsibilities

The Compensation Committee shall have the following duties and authority:

  (1)
  Review and recommend to the Board with respect to

  (a)
  the establishment of any director compensation plan or any executive compensation plan or other employee benefit plan which requires stockholder approval;

  (b)
  the establishment of significant long-term director or executive compensation and director or executive benefits plans which do not require stockholder approval; and

  (c)
  any other matter, such as severance agreements, change in control agreements, or special or supplemental executive benefits, within the Committee's authority which in the Committee's judgment should appropriately be decided by the full Board.

  (2)
  Review and approve

  (a)
  the Corporation's overall compensation policy (which currently is to position the aggregate of the compensation components at a level that is commensurate with the Corporation's size and performance relative to a broad range of general industry manufacturing and service companies) and executive salary plan;

  (b)
  the annual base salary, annual bonus, and annual and long-term equity-based or other incentives of each corporate officer, including the CEO;

  (c)
  corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and have sole authority to determine the CEO's compensation level based on this evaluation, which determination will be subject to notification to the full Board;

  (d)
  the administration of the compensation program for other executives for consistency with the executive compensation policy; and

  (e)
  the design and amendment of employee benefit plans, including proposals to establish, freeze, close off or terminate employee benefit plans and related trusts, provided that the Corporation's Chief Financial Officer may in his sole discretion approve certain amendments or modifications to an employee benefit plan or trust in accordance with resolutions of the Board of Directors.

  (3)
  Administer

  (a)
  the Corporation's director stock option and deferred compensation plans and executive and employee stock incentive and stock purchase plans;

  (b)
  the Management Incentive and Management Performance Incentive Plans and other cash incentive plans.

B(ii)-1

Reports to Board

The Committee shall make regular reports to the Board.

Compensation Committee Report

The Committee shall ensure preparation of the report on executive compensation required by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

Compensation Consultants

The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director or executive compensation and shall have sole authority to approve the consultant's fees and other retention terms.

Outside Advisers

The Committee may, as it deems necessary or appropriate and at the Corporation's expense, obtain advice and assistance from internal or external legal or other advisers.

Charter Recommendation

The Committee shall annually review and assess the adequacy of the Committee Charter and make recommendations to the Board relating to the Committee's Charter and the Committee's core meeting agenda for the upcoming year.

Performance Review

The Committee shall perform an annual review of the performance of the Committee.

B(ii)-2

APPENDIX B(iii)

FINANCE COMMITTEE

The Finance Committee shall have the following duties and authority:

  (1)
  Review the financial condition of the Corporation and its financial policies and long-range objectives;

  (2)
  Review and recommend to the Board of Directors with regard to financial and tax policies and standards as developed by management;

  (3)
  Review the financing requirements of the Corporation, and evaluate management's proposals for timing and funding vehicles to support such financing requirements and recommend, as appropriate, specific financing arrangements to the Board of Directors;

  (4)
  Review dividends proposed for declaration and payment on the Corporation's outstanding shares, and recommend to the Board of Directors with regard to those dividends;

  (5)
  Evaluate the immediate and future financial impact of acquisition and divestiture transactions on the Corporation's financial condition, including such factors as the impact on earnings, funds availability, debt capacity, capital structure (including debt ratios), cash flows and dividend implications, and recommend to the Board of Directors with regard to the financial aspects of acquisitions and divestitures;

  (6)
  Review the proposed annual capital budget and capital expenditures in the amount of $10,000,000 or more, and review proposed business acquisitions in the amount of $25,000,000 or more and recommend to the Board of Directors with regard to those expenditures/acquisitions;

  (7)
  Review annually the Corporation's liability insurance coverage to determine its adequacy;

  (8)
  Review and, as appropriate, report to the Board on all areas of responsibility delegated to the Benefits Finance Committee, including financial performance of benefit plan assets, performance of trustees and investment advisors, and the performance of the Benefits Finance Committee in the discharge of its duties;

  (9)
  Make recommendations to the Board concerning appointments to the Benefits Finance Committee;

  (10)
  Monitor the Corporation's investor relations program and make recommendations to the Board.

B(iii)-1

APPENDIX B(iv)

GOVERNANCE COMMITTEE CHARTER

Membership and Organization

The members of the Governance Committee shall be comprised of not less than three directors. The Committee members shall meet the independence and other requirements established by law, the rules and regulations of the Securities and Exchange Commission, and the New York Stock Exchange listing standards. The members of the Governance Committee shall be appointed by the Board. Governance Committee members may be replaced by the Board.

Authority and Responsibilities

The Governance Committee shall have the following duties and authority:

  (1)
  Review and recommend to the Board of Directors with regard to policies for the composition of the Board, including such criteria as:

  (a)
  size of the Board;

  (b)
  diversity of experience, employment, background and other relevant factors of Board members;

  (c)
  the proportion of the Board to be comprised of non-management directors;

  (d)
  qualifications for new or continued membership on the Board, including experience, employment, background and other relevant considerations; and

  (e)
  director retirement requirements or standards;

  (2)
  Review any director nominee candidates recommended by shareholders in accordance with the Certificate of Incorporation and By-Laws;

  (3)
  Identify, interview and evaluate director nominee candidates and have sole authority to (a) retain and terminate any search firm to be used to assist the Committee in identifying director candidates and (b) approve the search firm's fees and other retention terms;

  (4)
  Recommend to the Board (a) the slate of director nominees to be presented by the Board for election at the Annual Meeting of Stockholders, (b) the director nominees to fill vacancies on the Board, and (c) the members of each Board Committee;

  (5)
  Lead the annual review of Board performance and effectiveness and make recommendations to the Board as required;

  (6)
  Review and recommend to the Board concerning the Board's organizational structure and operations, including a presiding director(s) for executive sessions of non-management directors, and its relationship to senior management;

  (7)
  Review and recommend to the Board concerning issues of senior management succession;

  (8)
  Lead the annual Chief Executive Officer performance review and oversee the evaluation process for senior management;

  (9)
  Review and recommend to the Board with regard to Certificate of Incorporation, By-Law or stockholder rights plan issues or changes in fundamental corporate charter provisions;

  (10)
  Review and recommend to the Board with respect to various corporate governance matters (including any necessary modifications to the Corporate Governance Principles).

  (11)
  Receive reports from management with regard to relevant social responsibility issues and report to the Board as appropriate;

B(iv)-1

  (12)
  Review with management, and report to the Board, with respect to the Corporation's efforts to achieve its affirmative action and diversity goals;

  (13)
  Review and recommend to the Board with respect to the Corporation's environmental practices, including compliance with The Ecolab Environmental Principles;

  (14)
  Review and recommend to the Board with respect to director orientation, training and continuing education; and

  (15)
  At the request of the Board or the Chief Executive Officer, undertake special projects which do not fall within the jurisdiction of other committees of the Board.

Reports to Board

The Committee shall make regular reports to the Board.

Outside Advisors

The Committee may, as it deems necessary or appropriate and at the Corporation's expense, obtain advice and assistance from internal or external legal or other advisors.

Charter Recommendation

Annually review and assess the adequacy of the Committee Charter and make recommendations to the Board of Directors relating to the Committee's Charter and the Committee's core meeting agenda for the upcoming year.

Performance Review

The Committee shall perform an annual review of the performance of the Committee.

B(iv)-2

APPENDIX C

DIRECTIONS TO THE ECOLAB ANNUAL MEETING

Saint Paul's Landmark Center is located at 75 West Fifth Street, directly across from Rice Park. There are numerous paid ramps and parking meters within easy walking distance. The closest parking ramps are RiverCentre, Lawson Commons, Kellogg Street Ramp, and Landmark Towers.

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ECOLAB [LOGO]		MMMMMMMMMMMM 000000000.000 ext 000000000.000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T

	☐	Mark this box with an X if you have made changes to your name or address details above.

Proxy - Ecolab Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ECOLAB INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 6, 2005

The undersigned hereby appoints Douglas M. Baker, Jr., Lawrence T. Bell and Timothy P. Dordell, and each of them, with power of substitution to each as proxies to represent the undersigned at the Annual Meeting of Stockholders of Ecolab Inc., to be held in St. Paul, Minnesota's Landmark Center at 10:00 a.m. on Friday, May 6, 2005 and at any adjournment(s) thereof, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting as directed on the reverse side with respect to the proposals as set forth in the Proxy Statement, and in their discretion, upon any other matters that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations as indicated on the reverse side. The tabulator cannot vote your shares unless you sign and return this card, or you use the telephone or internet voting services.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY BY MAIL

Electronic Shareholder Communications

You may register to receive future Annual Meeting materials on-line. By electing Electronic Shareholder Communications, you help Ecolab control costs and protect the environmentby reducing paper usage.

To register, or to change your election, simply:

1)
visit www.computershare.com/us/sc/eclb;
2)
enter your Holder Account Number and Zip Code (or account Name for holders outside the US), then click "Submit";
3)
review and agree to the indicated Terms and Conditions, then click "Yes";
4)
select the "Email" delivery method for Annual Shareholder Information;
5)
enter your Email Address and click "Submit"

An Email will be sent by Computershare to confirm your enrollment. When you receive the Email, simply "Reply" to the Email to activate this service, without changing the subject line or body of the message.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	C 1234567890 J N T

001CD40002            00EP9I

C 1234567890        JNT

Proxy - Ecolab Inc.

DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 4, AND RECOMMEND A VOTE AGAINST PROPOSAL 3.

[A] Election of Directors
1. Elect five Class I Directors.

	For	Withhold		For	Withhold
01 - Douglas M. Baker, Jr.	☐	☐	04 - Jerry W. Levin	☐	☐
02 - Stefan Hamelmann	☐	☐	05 - Robert L. Lumpkins	☐	☐
03 - James J. Howard	☐	☐

[B] Issues

	For	Against	Abstain		For	Against	Abstain
2. Approve the Ecolab Inc. 2005 Stock Incentive Plan.	☐	☐	☐	4. Ratify appointment of Pricewaterhouse Coopers LLP as independent registered public accounting firm.	☐	☐	☐
3. Consider a stockholder proposal to adopt the "Director Election Majority Vote Standard."	☐	☐	☐

[C] Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

6UPX HHH PPPP 005028

DETACH HERE IF YOU ARE RETURNING YOUR PROXY BY MAIL

Telephone and Internet Voting Instructions

Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you vote your shares as soon as possible using one of three convenient methods: over the phone, over the Internet or by signing and returning your proxycard in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-306-0487 in the United States or Canada anytime on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: www.computershare.com/us/proxy/ecl
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
C0123456789		12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submittedby telephone or the Internet must be received by 1:00a.m., Central Time, on May 6, 2005.

THANK YOU FOR VOTING

ECOLAB INC.
2005 STOCK INCENTIVE PLAN

1.    Purpose of Plan.

        The purpose of the Ecolab Inc. 2005 Stock Incentive Plan (the "Plan") is to advance the interests of Ecolab Inc. (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company' economic objectives.

2.    Definitions.

        The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

        2.1   "Board" means the Board of Directors of the Company.

        2.2   "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

        2.3   "Cause" means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

        2.4   "Change in Control" means an event described in Section 13.1 of the Plan; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by a Change in Control, the term Change in Control will mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such term is defined in Section 409A of the Code and the regulations and rulings issued thereunder.

        2.5   "Code" means the Internal Revenue Code of 1986, as amended.

        2.6   "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

        2.7   "Common Stock" means the common stock of the Company, par value $1.00 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

        2.8   "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by an Eligible Recipient's Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code and the regulations and rulings issued thereunder.

        2.9   "Eligible Recipients" means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any consultants, advisors and independent contractors of the Company or any Subsidiary.

        2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.11 "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) the mean between the reported high and low sale prices of the Common Stock during the regular daily trading session, as quoted in the WALL STREET JOURNAL reports of the New York Stock Exchange—Composite Transactions.

        2.12 "Incentive Award" means an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Performance Award granted to an Eligible Recipient pursuant to the Plan.

        2.13 "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

        2.14 "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

        2.15 "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

        2.16 "Participant" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

        2.17 "Performance Criteria" means the performance criteria that may be used by the Committee in granting Incentive Awards contingent upon achievement of performance goals, consisting of net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and strategic plan development and implementation. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria.

        2.18 "Performance Award" means a right granted to an Eligible Recipient pursuant to Section 10 of the Plan to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon achievement of Performance Criteria or other objectives during a specified period.

        2.19 "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant.

        2.20 "Restricted Stock Award" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to restrictions on transferability and a risk of forfeiture.

        2.21 "Retirement" means termination of employment or service at an age and length of service such that the Participant would be eligible to an immediate commencement of benefit payments under the final average compensation formula of the Company's defined benefit pension plan available generally to its employees, whether or not such individual actually elects to commence such payments (provided that, (i) if the Participant is not covered by the Company's defined benefit pension plan, or (ii) if the Participant is covered under the cash balance formula of such plan, then the Participant will be deemed to be covered by the final average compensation formula of such plan for purposes of this Plan).

        2.22 "Securities Act" means the Securities Act of 1933, as amended.

        2.23 "Stock Appreciation Right" means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.

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        2.24 "Stock Unit Award" means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive the Fair Market Value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and /or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of Performance Criteria or other objectives.

        2.25 "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

        2.26 "Tax Date" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.    Plan Administration.

        3.1    The Committee.    The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, who are "independent" as required by the listing standards of the New York Stock Exchange and who are "outside directors" within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company's jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act or whose compensation in the fiscal year may be subject to the limits on deductible compensation pursuant to Section 162(m) of the Code. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

        3.2    Authority of the Committee.

          (a)   In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

          (b)   Subject to Section 3.2(d), below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without

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  limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

          (c)   In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management's discussion and analysis of financial performance appearing in the Company's annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

          (d)   Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company's stockholders, seek to effect any re-pricing of any previously granted, "underwater" Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; (B) Restricted Stock Awards; or (C) Stock Unit Awards or Performance Awards in exchange; or (iii) repurchasing the underwater Options and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(d), an Option will be deemed to be "underwater" at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

          (e)   In addition to the authority of the Committee under Section 3.2(b) and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company's or Subsidiary's interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee shall have no authority, however, to take action pursuant to this Section 3.2(e): (i) to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.2(d); (iii) to grant Options having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the date of grant in violation of Section 6.2; or (iv) for which stockholder approval would then be required pursuant to

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  Section 422 of the Code or Section 162(m) of the Code or the rules of the New York Stock Exchange.

          (f)    Notwithstanding anything in this Plan to the contrary, the Committee will determine whether an Incentive Award is subject to the requirements of Section 409A of the Code and, if determined to be subject to Section 409A of the Code, the Committee will make such Incentive Award subject to such written terms and conditions determined necessary or desirable to cause such Incentive Award to comply in form with the requirements of Section 409A of the Code. Further, the Plan, as it relates to Incentive Awards that are subject to Section 409A of the Code, will be administered in a manner that is intended to comply with the requirements of Section 409A of the Code and any regulations or rulings issued thereunder.

4.    Shares Available for Issuance.

        4.1    Maximum Number of Shares Available; Certain Restrictions on Awards.    Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 12,000,000. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury. Notwithstanding any other provisions of the Plan to the contrary, (i) no Participant in the Plan may be granted Incentive Awards denominated in shares of Common Stock relating to more than 2,000,000 shares of Common Stock in the aggregate during any calendar year; (ii) no Participant in the Plan may be granted Incentive Awards denominated in cash in an amount in excess of $3,000,000 in the aggregate during any calendar year; and (iii) no more than 12,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan, with the foregoing share limits subject, in each case, to adjustment as provided in Section 4.3 of the Plan.

        4.2    Accounting for Incentive Awards.    Shares of Common Stock that are issued under the Plan or that are potentially issuable pursuant to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that the total number of shares that may be issued under the Plan shall be reduced by one additional share for each share issued pursuant to an Incentive Award other than an Option or a Stock Appreciation Right, or potentially issuable pursuant to an outstanding Incentive Award other than an Option or a Stock Appreciation Right. All shares so subtracted from the amount available under the Plan with respect to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan; provided, however, that (i) any shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a "net exercise" pursuant to Section 6.4(b) or the tender or attestation as to ownership of Previously Acquired Shares will not again become available for issuance under the Plan; and (ii) shares covered by a Stock Appreciation Right, to the extent exercised, will not again become available for issuance under the Plan.

        4.3    Adjustments to Shares and Incentive Awards.    In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of

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securities or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Options and Stock Appreciation Rights.

5.    Participation.

        Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.    Options.

        6.1    Grant.    An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

        6.2    Exercise Price.    The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

        6.3    Exercisability and Duration.    An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after 10 years from its date of grant.

        6.4    Payment of Exercise Price.

          (a)   The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee; (iii) by a "net exercise of the Option (as further described in paragraph (b), below); or (iv) by a combination of such methods.

          (b)   In the case of a "net exercise" of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the "net exercise," (ii) shares actually

6

  delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 12.1.

          (c)   Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.

        6.5    Manner of Exercise.    An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in St. Paul, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.    Stock Appreciation Rights.

        7.1    Grant.    An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee will have the sole discretion to determine the form in which payment of the economic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

        7.2    Exercise Price.    The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except as provided in Section 7.4, below.

        7.3    Exercisability and Duration.    A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

        7.4    Grants in Tandem with Options.    Stock Appreciation Rights may be granted alone or in addition to other Incentive Awards, or in tandem with an Option, either at the time of grant of the Option or at any time thereafter during the term of the Option. A Stock Appreciation Right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine), shall be exercisable at such time or times and only to the extent that the related Option is exercisable, have the same term as the Option and shall have an exercise price equal to the exercise price for the Option. Upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an Option having a related Stock Appreciation Right, the Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

8.    Restricted Stock Awards.

        8.1    Grant.    An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

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        8.2    Rights as a Stockholder; Transferability.    Except as provided in Sections 8.1, 8.3, 8.4 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

        8.3    Dividends and Distributions.    Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

        8.4    Enforcement of Restrictions.    To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

9.    Stock Unit Awards.

        An Eligible Recipient may be granted one or more Stock Unit Awards under the Plan, and such Stock Unit Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the payment, issuance, retention and/or vesting of such Stock Unit Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that in all cases payment of a Stock Unit Award will be made within two and one-half months following the end of the Eligible Recipient's tax year during which receipt of the Stock Unit Award is no longer subject to a "substantial risk of forfeiture" within the meaning of Section 409A of the Code.

10.    Performance Awards.

        An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria; provided, however, that in all cases payment of the Performance Award will be made within two and one-half months following the end of the Eligible Recipient's tax year during which receipt of the Performance Award is no longer subject to a "substantial risk of forfeiture" within the meaning of Section 409A of the Code.

11.    Effect of Termination of Employment or Other Service.    The following provisions shall apply upon termination of a Participant's employment or other service with the Company and all Subsidiaries, except to the extent that the Committee provides otherwise in an agreement evidencing an Incentive Award at the time of grant or determines pursuant to Section 11.4.

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        11.1    Termination of Employment Due to Death or Disability.    In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

          (a)   All outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

          (b)   All Restricted Stock Awards then held by the Participant will become fully vested; and

          (c)   Any conditions with respect to the payment of Stock Unit Awards and Performance Awards will lapse.

        11.2    Termination of Employment Due to Retirement.    Subject to Section 11.5 of the Plan, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

          (a)   All outstanding Options and Stock Appreciation Rights then held by the Participant will terminate, vest or continue to vest to the extent provided in the applicable agreement evidencing such Incentive Award (but in no event will Options or Stock Appreciation Rights remain exercisable after their expiration date);

          (b)   All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

          (c)   All outstanding Stock Unit Awards and Performance Awards then held by the Participant will be terminated and forfeited.

        11.3    Termination of Employment for Reasons Other than Death, Disability or Retirement.    Subject to Section 11.5 of the Plan, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary):

          (a)   All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate.

          (b)   All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

          (c)   All outstanding Stock Unit Awards and Performance Awards then held by the Participant will be terminated and forfeited.

        11.4    Modification of Rights Upon Termination.    Notwithstanding the other provisions of this Section 11, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), except as provided in clause (ii), below, cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to terminate, become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, Stock Unit Awards or Performance Awards then held by such Participant to terminate, vest and/or continue to vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in

9

each case in the manner determined by the Committee; provided, however, that (i) no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the provisions of this Section 11.4 but in no event beyond its expiration date; and (ii) any such action adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 13 of the Plan).

        11.5    Effects of Actions Constituting Cause.    Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee's determination occurs before or after termination of such Participant's employment with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option, the vesting of any Restricted Stock Award or the payment of any Stock Unit Award or Performance Award for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

        11.6    Determination of Termination of Employment or Other Service.

          (a)   The change in a Participant's status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant's employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

          (b)   The change in a Participant's status from that of a non-employee consultant or advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant's service as a non-employee consultant or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant's employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment (subject to paragraph (a), above).

          (c)   Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by a termination of a Participant's employment, such termination must also constitute a "separation from service" within the meaning of Section 409A of the Code.

12.    Payment of Withholding Taxes.

        12.1    General Rules.    The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant promptly to remit the amount of

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such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

        12.2    Special Rules.    The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant's withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

13.    Change in Control.

        13.1 A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (a)   any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, other than in a transaction arranged or approved by the Board prior to its occurrence; provided, however, that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 34% or more of the combined voting power of the Company's then outstanding securities, a Change in Control will be deemed to occur whether or not any or all of such beneficial ownership is obtained in a transaction arranged or approved by the Board prior to its occurrence, and other than in a transaction in which such person will have executed a written agreement with the Company (and approved by the Board) on or prior to the date on which such person becomes the beneficial owner of 25% or more of the combined voting power of the Company's then outstanding securities, which agreement imposes one or more limitations on the amount of such person's beneficial ownership of shares of Common Stock, if, and so long as, such agreement (or any amendment thereto approved by the Board provided that no such amendment will cure any prior breach of such agreement or any amendment thereto) continues to be binding on such person and such person is in compliance (as determined by the Board in its sole discretion) with the terms of such agreement (including such amendment); provided, however, that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, a Change in Control will be deemed to occur whether or not such beneficial ownership was held in compliance with such a binding agreement, and provided further that the provisions of this subparagraph (a) shall not be applicable to a transaction in which a corporation becomes the owner of all the Company's outstanding securities in a transaction which complies with the provisions of subparagraph (c) of this Section 13.1 (e.g., a reverse triangular merger); or

          (b)   during any thirty-six consecutive calendar months, the individuals who constitute the Board on the first day of such period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders

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  was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the first day of such period, or whose appointment, election or nomination for election was previously so approved or recommended shall for any reason cease to constitute at least a majority thereof; or

          (c)   there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and in which no "person" (as defined under subparagraph (a) above) acquires 50% or more of the combined voting power of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or

          (d)   the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        13.2    Acceleration of Vesting.    Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award: (a) all Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) any conditions to the payment of Stock Unit Awards and Performance Awards will lapse.

        13.3    Cash Payment.    If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that: (i) some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options (or, in the event that there is no excess, that such Options will be terminated); and (ii) some or all Participants holding Performance Awards will receive, with respect to some or all of the shares of Common Stock subject to such Performance Awards, as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.

14.    Rights of Eligible Recipients and Participants; Transferability.

        14.1    Employment or Service.    Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

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        14.2    Rights as a Stockholder; Dividends.    As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan or otherwise provided by the Committee, no adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under Incentive Awards denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to holders of Common Stock prior to the payment of, or issuance of shares of Common Stock under, such Incentive Awards. In its discretion, the Committee may provide in an agreement evidencing an Incentive Award that the Participant will be entitled to receive dividend equivalents, in the form of a cash credit to an account for the benefit of the Participant, for any such dividends and distributions. The terms of any rights to dividend equivalents will be determined by the Committee and set forth in the agreement evidencing the Incentive Award, including the time and form of payment and whether such equivalents will be credited with interest or deemed to be reinvested in Common Stock; provided, however, that dividend equivalents in respect of Options and Stock Appreciation Rights will only be paid out in cash.

        14.3    Restrictions on Transfer.

          (a)   Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting or issuance (in the case of Restricted Stock Awards and Performance Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

          (b)   A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of such Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 11 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

          (c)   Upon a Participant's request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant's household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

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        14.4    Non-Exclusivity of the Plan.    Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

15.    Securities Law and Other Restrictions.

        Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

16.    Performance-Based Compensation Provisions.

        The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code ("Section 162(m)"), in its sole discretion, may designate whether any Incentive Awards are intended to be "performance-based compensation" within the meaning of Section 162(m). Any Incentive Awards so designated will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more Performance Criteria, and such Performance Criteria will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) giving due regard to the disparate treatment under Section 162(m) of Options and Stock Appreciation Rights (where compensation is determined based solely on an increase in the value of the underlying stock after the date of grant or award), as compared to other forms of compensation, including Restricted Stock Awards, Stock Unit Awards and Performance Awards. The Committee shall also certify in writing that such Performance Criteria have been met prior to payment of compensation to the extent required by Section 162(m).

17.    Compliance with Section 409A.

        It is intended that the Plan and all Incentive Awards hereunder be administered in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto). Notwithstanding anything in this Section 17 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, no amendment to or payment under such Incentive Award will be made unless permitted under Section 409A and the regulations or rulings issued thereunder.

18.    Plan Amendment, Modification and Termination.

        The Board may suspend or terminate the Plan or any portion thereof at any time. In addition to the authority of the Committee to amend the Plan under Section 3.2(e), the Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company's stockholders

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if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or Section 162(m) of the Code or the rules of the New York Stock Exchange; or (ii) such amendment seeks to modify Section 3.2(d) hereof. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 13 of the Plan.

19.    Effective Date and Duration of the Plan.

        The Plan will be effective as of                         , 2005, or such later date on which the Plan is initially approved by the Company's stockholders. The Plan will terminate at midnight on the tenth (10th) anniversary of such effective date, and may be terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, earned or become free of restrictions, according to their terms.

20.    Miscellaneous.

        20.1    Governing Law.    Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company's jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

        20.2    Successors and Assigns.    The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

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